UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
M & F WORLDWIDE CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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M & F WORLDWIDE CORP.

35 East 62nd Street
New York, New York 10065
Tel: 212-572-8600

April 28, 2009

To Our Stockholders:

We cordially invite you to attend the 2009 Annual Meeting of Stockholders of M & F Worldwide Corp., which we will hold at The Westin La Cantera, 16641 La Cantera Parkway, San Antonio, TX 78256, on Thursday, May 21, 2009, at 10:00 a.m. central time.

The business of the meeting will be to elect directors to serve until the annual meeting in 2012, to ratify the selection of independent auditors for 2009, and to reapprove the M & F Worldwide Corp. 2003 Stock Incentive Plan for the purpose of allowing compensation paid pursuant to the plan to be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. You can find information on these matters in the accompanying Proxy Statement.

While stockholders may exercise their rights to vote their shares in person, we recognize that many stockholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy that will enable you to vote your shares on the matters to be considered at the Annual Meeting even if you are unable to attend. Additionally, you may also access the proxy materials on the Internet at
http://mandfworldwide.com/Financial_reporting/proxy_materials.htm. If you desire to vote in accordance with management’s recommendations, you need only sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Otherwise, please mark the proxy to indicate your vote; date and sign the proxy; and return it in the enclosed postage-paid envelope. In either case, you should return the proxy as soon as conveniently possible.

Sincerely yours,

Barry F. Schwartz
President and Chief Executive Officer

M & F WORLDWIDE CORP.

35 East 62nd Street
New York, New York 10065
Tel: 212-572-8600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
M & F Worldwide Corp.:

Notice is hereby given that the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of M & F Worldwide Corp., a Delaware corporation (“we,” “us,” “our” or the “Company”), will be held on the 21st day of May 2009 at 10:00 a.m., central time, at The Westin La Cantera, 16641 La Cantera Parkway, San Antonio, TX 78256, for the following purposes:

1.	To elect the nominees for the Board of Directors of the Company to serve until the annual meeting in 2012 and until such directors’ successors are duly elected and shall have qualified;

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for 2009;

3.	To reapprove the M & F Worldwide Corp. 2003 Stock Incentive Plan for purposes of allowing compensation paid pursuant to the plan to be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended; and

4.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

A proxy statement describing these matters is attached to this notice. Only stockholders of record at the close of business on April 15, 2009 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be located at the offices of the Company at 35 East 62nd Street, New York, New York 10065, for at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder
Meeting To be Held on May 21, 2009

As permitted by new Securities and Exchange Commission rules, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The proxy statement and our Annual Report on Form 10-K are available at http://mandfworldwide.com/Financial_reporting/proxy_materials.htm, which does not have “cookies” that identify visitors to the site.

To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. Since you may revoke a proxy at any time, you may vote in person at the Annual Meeting even if you have returned a proxy.

By Order of the Board of Directors,

M & F WORLDWIDE CORP.

April 28, 2009

PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING
PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
THIS WILL ENSURE THAT YOUR SHARES ARE VOTED
IN ACCORDANCE WITH YOUR WISHES.

M & F WORLDWIDE CORP.

PROXY STATEMENT
Annual Meeting of Stockholders
To Be Held May 21, 2009

This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors”) of M & F Worldwide Corp., a Delaware corporation (“we,” “us,” “our” or the “Company”), of proxies to be voted at the 2009 Annual Meeting of Stockholders to be held on the 21st day of May 2009 at 10:00 a.m., central time, at The Westin La Cantera, 16641 La Cantera Parkway, San Antonio, TX 78256, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card are first being sent to stockholders on or about April 28, 2009.

At the Annual Meeting, the Company will ask its stockholders (1) to elect the following persons as directors of the Company until the Company’s annual meeting in 2012 and until such directors’ successors are duly elected and shall have qualified: Charles T. Dawson, Paul M. Meister, Barry F. Schwartz and Carl B. Webb; (2) to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for 2009; (3) to reapprove the M & F Worldwide Corp. 2003 Stock Incentive Plan (the “2003 Stock Incentive Plan”) for purposes of allowing compensation paid pursuant to the plan to be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and (4) to transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

The principal executive offices of the Company are located at 35 East 62nd Street, New York, New York 10065, and the telephone number is 212-572-8600.

Solicitation and Voting of Proxies; Revocation

All proxies duly executed and received by the Company, unless such proxies have been previously revoked, will be voted on all matters presented at the Annual Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted FOR the election to the Board of Directors of the nominees for director identified in this Proxy Statement; FOR ratification of the appointment of the independent auditor; and FOR reapproval of the 2003 Stock Incentive Plan for purposes of allowing compensation paid pursuant to the 2003 Stock Incentive Plan to be deductible under Section 162(m) of the Code. The Company has no knowledge of any other matter to be brought before the meeting. The submission of a signed proxy will not affect a stockholder’s right to attend, or vote in person at the Annual Meeting. Any stockholder may revoke his or her proxy at any time before it is voted by written notice to such effect received by the Company at 35 East 62nd Street, New York, New York 10065, Attention: Secretary, by delivery of a subsequently dated proxy or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

The accompanying form of proxy is being solicited on behalf of the Board of Directors. The solicitation of proxies may be made by mail and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers and regular employees of the Company without special compensation therefore. The Company will bear the costs incurred in connection with the solicitation of proxies and expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners.

Record Date; Outstanding Shares; Voting at the Annual Meeting

Only holders of record of the Company’s common stock, par value $.01 per share (“Common Stock”), at the close of business on April 15, 2009 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On that date, there were issued and outstanding 19,333,931 shares of Common Stock, each of which is entitled to one vote.

The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by a broker which are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion), if any, shall be counted for purposes of determining whether a quorum exists, except that broker non-votes are not counted for purposes of determining whether a quorum exists for the proposal to reapprove the 2003 Stock Incentive Plan.

A plurality of the votes cast at the Annual Meeting is required to elect the nominees for the Board of Directors of the Company. For the election of directors, abstentions and broker non-votes will not count as “votes cast,” so they will have no effect on the outcome of the vote, other than for determination of whether a quorum exists, as described above. The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares of Common Stock present or represented by proxy and entitled to vote thereon, a quorum being present, is required to ratify the appointment of the independent auditor. For the proposal to ratify the appointment of the independent auditor, abstentions and broker non-votes will not count as “votes cast,” so they will have no effect on the outcome of the vote, other than for determination of whether a quorum exists, as described above. Under applicable rules of the New York Stock Exchange (the “NYSE”), reapproval of the 2003 Stock Incentive Plan requires the affirmative vote of a majority of votes cast, provided that the total vote cast represents over 50% in interest of all shares entitled to vote thereon, as long as a quorum is present. Under the NYSE rules, broker non-votes will not count as “votes cast”, so they will not count in determining whether the over 50% threshold is reached (although they will otherwise have no effect on the outcome of the vote), but abstentions will count as “votes cast”, so abstentions will have the same effect as “no” votes.

MFW Holdings One LLC (“Holdings One”) and MFW Holdings Two LLC (“Holdings Two”) each a Delaware limited liability company, beneficially own approximately 37.5% and 4.9%, respectively, of the outstanding Common Stock as of the Record Date. Holdings One and Holdings Two are wholly owned by MacAndrews & Forbes Holdings Inc. (“MacAndrews Holdings”), the sole stockholder of which is Ronald O. Perelman. In addition, Mr. Perelman holds 200,000 shares of outstanding Common Stock. Holdings One, Holdings Two and Mr. Perelman have informed the Company of their intention to vote their shares of Common Stock FOR the election to the Board of Directors of the nominees for director identified in this Proxy Statement; FOR ratification of the appointment of the independent auditor; and FOR reapproval of the 2003 Stock Incentive Plan for purposes of allowing compensation paid pursuant to the 2003 Stock Incentive Plan to be deductible under Section 162(m) of the Code. Based on the foregoing, the presence, in person or by properly executed proxy, of the holders of 1,272,967 additional shares of Common Stock (representing approximately 6.6% of the shares of Common Stock outstanding as of the Record Date) would be required to constitute a quorum and elect the director nominees, ratify the appointment of the independent auditor and reapprove the 2003 Stock Incentive Plan (assuming that there are no broker non-votes with respect to such reapproval).

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors consists of Ronald O. Perelman, Philip E. Beekman, William C. Bevins, Martha L. Byorum, Charles T. Dawson, Viet D. Dinh, Theo W. Folz, General John M. Keane, Paul M. Meister, Barry F. Schwartz, Bruce Slovin, Stephen G. Taub and Carl B. Webb. The Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws provide that the Board of Directors shall be divided as evenly as possible into three classes.

The Board of Directors has nominated Messrs. Dawson, Meister, Schwartz and Webb for election as directors at the 2009 Annual Meeting to serve until the annual meeting in 2012. Messrs. Dawson, Meister, Schwartz and Webb are currently members of the Board of Directors whose terms expire at the Annual Meeting. All proxies duly executed and received by the Company, unless such proxies have been previously revoked, will be voted in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, the proxies solicited hereby will be voted FOR the election of the nominees listed herein. The Board of Directors has been informed that Messrs. Dawson, Meister, Schwartz and Webb are willing to serve as directors, but if any of them should decline or be unable to act as a director, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees, in which event the individuals named in the proxies will vote for the election of such other person or persons. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve.

Nominees for directors will be elected by a plurality of the votes cast at the Annual Meeting. For the election of directors, abstentions and broker non-votes will not count as “votes cast,” so they will have no effect on the outcome of the vote, other than for determination of whether a quorum exists.

The Board of Directors recommends that stockholders vote FOR the election of each of the nominees listed herein for director.

Directors and Director Nominees

The name, age (as of March 31, 2009), period of service as a director of the Company, principal occupation and selected biographical information of each director and director nominee are set forth below.

Ronald O. Perelman (66) has been a director of the Company since 1995 and has been Chairman of the Board of the Company from 1995 to 1997 and since September 2007. Mr. Perelman has been Chairman of the Board and Chief Executive Officer of MacAndrews Holdings and MacAndrews & Forbes LLC (together with MacAndrews Holdings, “MacAndrews & Forbes”), which are diversified holding companies, and various affiliates since 1980. Mr. Perelman is also Chairman of the Board of Revlon Consumer Products Corporation (“Revlon Products”) and Revlon, Inc. (“Revlon”). Mr. Perelman is a director of the following companies which file reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”): Revlon Products, Revlon and Scientific Games Corporation. Mr. Perelman’s term as a director of the Company expires in 2010.

Philip E. Beekman (77) has been a director of the Company since 2003. Mr. Beekman has been President of Owl Hollow Enterprises, a consulting and investment company, for more than the past five years. From 1986 to 1994, Mr. Beekman was Chairman of the Board and Chief Executive Officer of Hook-SupeRx, Inc., from 1977 to 1986 he was President and Chief Operating Officer of Seagram Company Limited and from 1973 to 1976 he was President of Colgate Palmolive Co. International. Mr. Beekman’s term as a director of the Company expires in 2011.

William C. Bevins (63) has been a director of the Company since 2008. Mr. Bevins has been a consultant to Faneuil, Inc. since 2008. Mr. Bevins was a consultant to MacAndrews Holdings from 1997 to 2000. He served as President and Chief Executive Officer and as a director of Andrews Group Incorporated, an entertainment media holding company, from 1988 to his retirement in 1997, as well as of its two publicly traded operating subsidiaries, New World Communications Group Incorporated (from 1993 to 1997) and Marvel Entertainment Group, Inc. (from 1989 to 1996). From 1979 to 1988, he was Chief Financial Officer of Turner Broadcasting System, Inc., a media and entertainment company, and from 1968 to 1979, he was a certified public accountant with Price Waterhouse & Co. Mr. Bevins’ term as a director of the Company expires in 2011.

Martha L. Byorum (59) has been a director of the Company since 2007. Ms. Byorum is currently Senior Managing Director of Stephens Cori Capital Advisors, a division of Stephens, Inc., a private investment banking firm. From 2003 to 2004, Ms. Byorum served as Chief Executive Officer of Cori Investment Advisors, LLC, which was spun off from Violy, Byorum & Partners (“VB&P”) in 2003. VB&P was an independent strategic advisory and investment banking firm specializing in Latin America. Prior to co-founding VB&P in 1996, Byorum had a 24-year career at Citibank, where, among other things, she served as Chief of Staff and Chief Financial Officer for Citibank’s Latin American Banking Group from 1986-1990, overseeing $15 billion of loans and coordinating activities in 22 countries. She later was appointed the head of Citibank’s U.S. Corporate Banking Business and a member of the bank’s Operating Committee and Customer Group Executive with global responsibilities. Ms. Byorum is a director of the following companies which file reports pursuant to the Exchange Act: Aeterna-Zentaris Laboratories, Inc. and Northwest Natural Gas Company. Ms. Byorum’s term as a director of the Company expires in 2010.

Charles T. Dawson (60) has been a director of the Company since 2007. Mr. Dawson is President and Chief Executive Officer of the Company’s wholly owned subsidiary, Harland Clarke Holdings Corp. (“Harland Clarke Holdings”) and its wholly owned subsidiary Harland Clarke Corp. (“Harland Clarke”). He was President of Clarke American Corp. (“Clarke American”), a predecessor of Harland Clarke Holdings, from April 2005 until May 2007. His previous roles at Clarke American were Executive Vice President/General Manager of Partnership Development from February 2003 to April 2005 and Senior Vice President/General Manager of the National Account/Securities/Business Development divisions from July 2000 to February 2003. Mr. Dawson was the Chief Executive Officer of Rocky Mountain Bank Note prior to joining Clarke American in 1993. Mr. Dawson is a director of Harland Clarke Holdings, which files reports pursuant to the Exchange Act. Mr. Dawson’s term as a director of the Company expires at the 2009 Annual Meeting.

Viet D. Dinh (41) has been a director of the Company since 2007. Mr. Dinh has been a Professor of Law at Georgetown University Law Center since 1996. Mr. Dinh served as an Assistant Attorney General for Legal Policy in the U.S. Department of Justice from 2001 to 2003. Mr. Dinh is also director of News Corporation and the Orchard, Inc., which file reports pursuant to the Exchange Act. Mr. Dinh’s term as a director of the Company expires in 2011.

Theo W. Folz (65) has been a director of the Company since 1996. He served as the Company’s President and Chief Executive Officer from 1996 to 1999 and as Chairman of the Board from 1997 to 1999. Mr. Folz has been President and Chief Executive Officer of Consolidated Cigar Corporation and its successor company, Altadis U.S.A., a manufacturer of cigars, pipe tobacco and smokers’ accessories, since 1984. Mr. Folz’s term as a director of the Company expires in 2010.

General John M. Keane (66) has been a director of the Company since September 2008. General Keane has been Senior Managing Director of Keane Advisors, LLC, a private equity firm that he co-founded, since 2004 and is an advisor to the Chairman and Chief Executive Officer of URS Corporation, a global engineering design firm. General Keane served in the U.S. Army for 37 years. He was Vice Chief of Staff and Chief Operating Officer of the Army from 1999 until his retirement in October 2003. He is a military contributor and analyst with ABC News and is a member of the United States Department of Defense Policy Board. He is also a member of the Council on Foreign Relations, a director of the George C. Marshall Foundation, chairman of the Knollwood Foundation and a trustee of the Rand Corporation. General Keane is a member of the Boards of Directors of MetLife, Inc., General Dynamics Corporation and Cyalume Technologies, Inc., all of which file reports under the Exchange Act. General Keane’s term as a director of the Company expires in 2011.

Paul M. Meister (56) has been a director of the Company since 1995. Mr. Meister is a Founder and Chief Executive Officer of Liberty Lane Partners, LLC, a private management and investment company. He retired as Chairman of the Board of Thermo Fisher Scientific Inc. (scientific instruments, equipment and supplies) in April 2007. From March 2001 to November 2006, Mr. Meister was Vice Chairman of Fisher Scientific International, Inc. and Chief Financial Officer of Fisher Scientific from March 1991 to March 2001. Mr. Meister is a director of LKQ Corporation, which files reports pursuant to the Exchange Act. Mr. Meister’s term as a director of the Company expires at the 2009 Annual Meeting.

Barry F. Schwartz (60) has been a director of the Company and President and Chief Executive Officer of the Company since January 2008. Prior to his appointment as President and Chief Executive Officer, he served as Executive Vice President of the Company from 1996 to January 2008, serving as interim President and Chief Executive Officer from September 2007 through January 2008. In addition, Mr. Schwartz served as General Counsel of the Company from 1996 to March 2008. Mr. Schwartz has been Executive Vice Chairman and Chief Administrative Officer of MacAndrews & Forbes and various affiliates since October 2007. Prior to that he was Executive Vice President and General Counsel of MacAndrews & Forbes and various affiliates since 1993 and was Senior Vice President of MacAndrews & Forbes and various affiliates from 1989 to 1993. Mr. Schwartz is also a director of the following companies which file reports under the

Exchange Act: Harland Clarke Holdings, Revlon Products, Revlon and Scientific Games Corporation. Mr. Schwartz’s term as a director of the Company expires at the 2009 Annual Meeting.

Bruce Slovin (73) has been a director of the Company since 1995 and was an executive officer of MacAndrews & Forbes and various affiliates from 1980 to 2000. Mr. Slovin is a director of Cantel Industries and SIGA Technologies, Inc., which file reports pursuant to the Exchange Act. Mr. Slovin’s term as a director of the Company expires in 2010.

Stephen G. Taub (57) has been a director of the Company since 1998. Mr. Taub was elected President and Chief Executive Officer of the Company’s wholly owned subsidiary, Mafco Worldwide Corporation (including its predecessor in interest, “Mafco Worldwide”), in 1999 and served as President and Chief Operating Officer of Mafco Worldwide from 1993 to 1999. Mr. Taub was elected Senior Vice President in 1987, and his responsibilities included the manufacturing, botanical and spice operations of Mafco Worldwide, as well as product marketing to the confectionery and pharmaceutical industries in Western Europe. Mr. Taub joined Mafco Worldwide in 1975 as an Industrial Engineer and in 1982 became Vice President of Manufacturing. Mr. Taub’s term as a director of the Company expires in 2011.

Carl B. Webb (59) has been a director of the Company since 2007. Mr. Webb served as interim President of Triad Financial Corporation from August 2005 to July 2007, and he is currently co-Chairman of its Board of Directors. He has also been a consultant to Hunter’s Glen Ford, Ltd., an investment partnership, since November 2002. Previously, Mr. Webb was the President, Chief Operating Officer and director of Golden State Bancorp Inc. and its subsidiary, California Federal Bank, FSB, from September 1994 to November 2002. Prior to his affiliation with California Federal Bank, FSB, Mr. Webb was the President and CEO of First Madison Bank, FSB (from 1993 to 1994) and First Gibraltar Bank, FSB (from 1988 to 1993), as well as President and Director of First National Bank at Lubbock (from 1983 to 1988). Mr. Webb is a director of the following companies which file reports pursuant to the Exchange Act: Triad Financial Corporation, Hilltop Holdings Inc. (formerly Affordable Residential Communities) and AMB Property Corp. Mr. Webb’s term as a director of the Company expires at the 2009 Annual Meeting.

Board of Directors and Corporate Governance

The Board of Directors adopted a set of categorical standards (the “Independence Standards”) to assist it in making its determination whether particular members of the Board of Directors are “independent” within the meaning of the NYSE listing standards. The Independence Standards adopted by the Board of Directors are in accordance with the “bright-line” independence tests promulgated by the NYSE. Pursuant to these standards, the Board of Directors has determined that Messrs. Beekman, Bevins, Dinh, Folz, Keane, Meister, Slovin and Webb and Ms. Byorum (comprising a majority of the Board) are independent within the meaning of the Independence Standards. The Board of Directors has also adopted a set of Corporate Governance Guidelines, which provide that the Board of Directors will meet regularly in “executive session,” that is, without management present, and that the directors present at such meetings shall select the director who shall preside over that meeting.

Anyone wishing to communicate with any director (or group of directors) for any purpose, including to report any issue concerning management or any suggestion concerning candidates for the Board of Directors, may do so by sending the communication to the director or group of directors in care of the Secretary, M & F Worldwide Corp., 35 East 62nd Street, New York, New York 10065, or by facsimile transmission to (212) 572-8435. The Secretary is obliged to forward any such communication promptly and unaltered.

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

The Audit Committee, consisting of Messrs. Beekman, Meister (Chairman) and Webb and Ms. Byorum, (i) engages the Company’s independent auditors, (ii) approves the plan, scope and results of the audit, (iii) reviews with the auditors and management the Company’s policies and procedures with respect to internal controls over financial reporting, (iv) reviews changes in accounting policies and (v) approves the nature, scope and amount of audit-related and non-audit services that the Company’s independent auditors may perform. The Audit Committee operates under a written charter which is available on the Company’s website at http://www.mandfworldwide.com. The Board of Directors has determined that each of the members of the Audit Committee is “independent” within the meaning of the NYSE listing standards applicable to audit committee members. The Board of Directors has determined that Mr. Meister is an “audit committee financial expert” within the meaning of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). It is anticipated that the existing members of the Audit Committee will continue service in 2009.

The Compensation Committee, consisting of Messrs. Beekman, Folz (Chairman) and Slovin, approves compensation, benefits and incentive arrangements for the Chief Executive Officer and certain other officers and other senior managerial employees of the Company. The Compensation Committee considers and awards stock grants and options to purchase shares of Common Stock pursuant to the Company’s 2003 Stock Incentive Plan. The Compensation Committee operates under a written charter which is available on the Company’s website at http://www.mandfworldwide.com. The Board of Directors has determined that each of the members of the Compensation Committee is “independent” within the meaning of the NYSE listing standards. It is anticipated that the existing members of the Compensation Committee will continue service in 2009.

The Nominating and Corporate Governance Committee, consisting of Messrs. Dinh, Folz and Slovin (Chairman), considers candidates for the Board of Directors and the Board’s committees and reviews aspects of the Company’s governance structure. The Nominating and Corporate Governance Committee operates under a written charter which is available on the Company’s website at http://www.mandfworldwide.com. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is “independent” within the meaning of the NYSE listing standards. The Nominating and Corporate Governance Committee will consider candidates for any vacancy on the Board of Directors that stockholders may suggest in accordance with the procedures described above. The Committee has adopted a policy concerning minimum criteria for evaluating candidates. The policy requires that the committee consider available information concerning candidates’ character and integrity, maturity of judgment, skills and experience in relation to enhancing the ability of the Board of Directors to oversee the affairs and business of the Company, and demonstrated ability to cooperatively enhance the decision-making ability of the Board of Directors as a whole. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder. The Nominating and Corporate Governance Committee identifies potential nominees from various sources such as officers, directors and stockholders and may retain, but did not in 2008, the services of third-party consultants to assist it in identifying and evaluating nominees. It is anticipated that the existing members of the Nominating and Corporate Governance Committee will continue service in 2009.

During 2008, the Board of Directors held eight meetings, the Audit Committee held four meetings, the Compensation Committee held four meetings, and the Nominating and Corporate Governance Committee held five meetings. During 2008, the Board of Directors also acted three times by unanimous written consent, and the Audit Committee also acted one time by unanimous written consent. Each director attended more than 75% of the total number of meetings of the Board and any committee on which such director served that were held during 2008. The Company encourages the Board of Directors to attend its annual stockholders meeting. Eleven directors attended last year’s annual stockholders meeting (Gen. Keane had not yet joined the Board).

Copies of the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, reports under Section 16 of the Exchange Act and any amendments to these documents, as well as current versions of the following documents are available to any stockholder without charge on the Company’s website at http://www.mandfworldwide.com, or upon request to the Secretary, M & F Worldwide Corp., 35 East 62nd Street, New York, New York 10065:

•	the Company’s Code of Business Conduct, which includes its Code of Ethics for principal executive and senior financial officers;

•	the charters for all standing committees of the Board of Directors, namely its Audit, Compensation and Nominating and Corporate Governance Committees;

•	the Company’s Independence Standards; and

•	the Company’s Corporate Governance Guidelines.

Executive Officers

The following table sets forth as of the date hereof the executive officers of the Company, the Chief Executive Officer of Mafco Worldwide, and the Chief Executive Officer of Harland Clarke Holdings.

Name	Position

Barry F. Schwartz	President and Chief Executive Officer
Paul G. Savas	Executive Vice President and Chief Financial Officer
Stephen G. Taub	President and Chief Executive Officer of Mafco Worldwide
Charles T. Dawson	President and Chief Executive Officer of Harland Clarke Holdings

For biographical information about Messrs. Dawson, Schwartz and Taub, see “Directors and Director Nominees.”

Paul G. Savas (46) has been Executive Vice President and Chief Financial Officer of the Company since May 2006. He has been Executive Vice President and Chief Financial Officer of MacAndrews & Forbes and various affiliates since April 2007 and Executive Vice President — Finance of MacAndrews & Forbes and various affiliates since 2006. Prior to that he served in various positions at MacAndrews & Forbes and its affiliates, including as Senior Vice President of Finance from October 2002 until May 2006, Vice President from 1998 until 2002, and Director of Corporate Finance from 1994 until 1998. Mr. Savas is a director of Harland Clarke Holdings and SIGA Technologies, Inc., which file reports pursuant to the Exchange Act.

Code of Ethics

The Company has adopted a Code of Business Conduct, which includes a Code of Ethics for the Company’s principal executive and senior financial officers. The Code of Business Conduct applies to all directors, officers, employees, consultants and agents of the Company. The current version of the Code of Business Conduct is available to any stockholder on the Company’s website at http://www.mandfworldwide.com, or without charge upon request to the Secretary, M & F Worldwide Corp., 35 East 62nd Street, New York, New York 10065. If the Company changes the Code of Ethics in any material respect or waives any provision of the Code of Ethics for any of its principal executive or senior financial officers, the Company expects to provide the public with notice of any such change or waiver by publishing an appropriate description of such event on its website, http://www.mandfworldwide.com, or by other appropriate means as required or permitted under applicable rules of the SEC.

Compensation Committee Interlocks and Insider Participation

Mr. Folz served as a member of the Compensation Committee during the last completed fiscal year and also served as the Company’s President and Chief Executive Officer from 1996 to 1999.

REPORT OF THE AUDIT COMMITTEE

During fiscal year 2008, the Audit Committee consisted of Messrs. Beekman, Meister and Webb and Ms. Byorum. The overall responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board of Directors. The committee has the responsibility to evaluate the independent auditors, engage them and, if appropriate, engage their replacement. The committee must discuss with the auditors the scope and plan for the audit; when appropriate, approve the plan for the audit; and discuss with both the auditors and management the adequacy and effectiveness of the Company’s financial and accounting controls. The committee also reviews with management and the auditors the Company’s quarterly and annual financial statements, including, the quality of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the committee approves the nature, scope and amount of audit-related and non-audit services that the Company’s independent auditors may perform.

The committee reviewed and discussed the audited financial statements with management and the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States (“US GAAP”), including the matters required to be discussed by Statement of Accounting Standards 61 (Codification of Statements on Auditing Standards), and their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under US GAAP. In addition, the committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Public Company Accounting Oversight Board (“PCAOB”), and has received the written disclosures and letter from the independent auditors required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence).

The committee discussed with the Company’s independent auditors the overall scope and plans for their audit of the Company’s financial statements, and it approved the audit plan. It met with the independent auditors to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The committee considered whether any non-audit services provided to the Company by the independent auditors were compatible with maintaining the auditors’ independence from management and the Company. The committee approved the Company’s request that the independent auditors be permitted to perform certain audit-related services that the Company expects to require in 2009.

In reliance on the review and discussions referred to above, the committee recommended to the Board of Directors that the Company include the audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC. The Audit Committee has also recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent auditors for 2009.

THE AUDIT COMMITTEE

Paul M. Meister, Chairman
Philip E. Beekman
Martha L. Byorum
Carl B. Webb

Compensation Discussion and Analysis

Material Compensation Principles

The material principles underlying the Company’s executive compensation policies and decisions include (1) evaluating the performance of the Chief Executive Officers of our operating subsidiaries, Mafco Worldwide and Harland Clarke Holdings, in light of approved Company goals and determining such Chief Executive Officers’ compensation levels based on such evaluation, (2) recommending for approval the compensation plans and incentive compensation plans for key executive officers of our operating subsidiaries other than their Chief Executive Officers, (3) establishing compensation-related performance objectives that support and reflect the Company’s strategic plan and goals, (4) ensuring that the compensation philosophy and structure is in line with and supports the Company’s business strategy and financial objectives, and (5) administering and reviewing, from time to time, the Second Amended and Restated Management Services Agreement (described below) with MacAndrews & Forbes LLC to take into account the scope and nature of the services provided to the Company, the Company’s performance and growth and acquisition activity by the Company.

Management Services Agreement and Transaction Fees

During 2008, certain executive officers of the Company, including Messrs. Schwartz and Savas, were executives of MacAndrews & Forbes. The Company did not compensate such executive officers, but, in 2008, the Company paid to MacAndrews & Forbes LLC $10.0 million for the value of the services provided by such officers to the Company pursuant to the Second Amended and Restated Management Services Agreement between the Company and MacAndrews & Forbes LLC, dated June 20, 2007. Under the terms of the Second Amended and Restated Management Services Agreement, MacAndrews & Forbes provides the services of the Company’s Chief Executive Officer and Chief Financial Officer as well as other management, advisory, transactional, corporate finance, legal, risk management, tax and accounting services.

The Second Amended and Restated Management Services Agreement renews year to year unless either party gives the other party written notice at least 90 days prior to the end of the initial term or a subsequent renewal period. The Second Amended and Restated Management Services Agreement will also terminate in the event that MacAndrews & Forbes LLC or its affiliates no longer in the aggregate retain beneficial ownership of 10% or more of the outstanding Common Stock of the Company. The Second Amended and Restated Management Services Agreement also contains customary indemnities covering MacAndrews & Forbes LLC and its affiliates and personnel.

In February 2008, the Company’s wholly owned subsidiary, Scantron, purchased all of the membership interests of Data Management I LLC from Pearson Inc. and its wholly owned subsidiary for $218.7 million in cash, after giving effect to working capital adjustments of $1.6 million (the “Data Management Purchase”). The Company paid $2.0 million to MacAndrews & Forbes LLC for services related to sourcing, analyzing, negotiating and executing the Data Management Purchase.

Chief Executive Officer Compensation

Mr. Schwartz has served as President and Chief Executive Officer since January 2008. Prior to his appointment as President and Chief Executive Officer, he served as Executive Vice President of the Company from 1996 to January 2008, serving as interim President and Chief Executive Officer from September 2007 through January 2008. In addition, Mr. Schwartz served as General Counsel of the Company from 1996 to March 2008. Since 1996, Mr. Schwartz has received no compensation, directly or indirectly, from the Company. As described in “— Management Services Agreement and Transaction Fees”, the Company pays MacAndrews & Forbes LLC a fee under the Second Amended and Restated Management Services Agreement for the services of Mr. Schwartz. Mr. Schwartz is compensated by MacAndrews & Forbes, where he is Executive Vice Chairman and Chief Administrative Officer and has held other senior management positions since 1989.

Compensation Philosophy

The objectives of the Company’s compensation programs are to enable the Company to attract, retain, and motivate key talent and to reward achievement of short term and long term strategic business objectives and financial goals.

The material principles underlying the Company’s executive compensation policies and decisions include recognizing that quality talent is attracted and retained with quality pay packages and that our executives recognize through their pay structure that their personal success with us is subject to and conditioned on the success of our business segments. We set pay in a way we think best drives our executives to grow our four principal business segments. Our four business segments include: Harland Clarke, which provides check printing and related products and services; Harland Financial Solutions (“HFS”), which provides software products and services to financial institutions; Scantron, which provides testing, assessment and survey solutions to educational and commercial institutions; and Licorice Products, which produces a variety of licorice products.

Generally, we use cash compensation, not equity compensation. We find a cash compensation system is easy to understand. It avoids the need to deal with cumbersome rules companies must follow when granting equity, and avoids shareholder dilution. We pay at a level that we believe makes up for the absence of equity.

The Compensation Committee (1) ensures that the compensation structure supports the Company’s business strategy and financial objectives, (2) evaluates the performance of the named executive officers at its operating subsidiaries in light of Company goals, (3) evaluates the recommended compensation plans for the Company’s executive officers other than the named executive officers, (4) establishes performance objectives for the bonus plans and (5) reviews and approves recommendations on all significant aspects of the Company’s executive pay and benefit programs.

Compensation can increase or decrease materially in the event of a change in scope of position responsibilities, in light of performance of the Company’s business segments, and in response to business need. We generally do not take one element of pay into account when setting another pay element for the same executive, but we have designed target total compensation opportunities to be competitive. We do calculate target bonus as a percentage of base pay as we explain below. We view base plus bonus as an executive’s core pay, and we deliberately set the mix of base and bonus based on the responsibility the executive has for our financial performance.

Mafco Worldwide Compensation

The key elements of Mafco Worldwide’s compensation program consist of fixed compensation in the form of base salary and variable compensation in the form of annual incentive compensation. An executive officer’s annual base salary represents the fixed component of such executive officer’s total compensation, and variable compensation is intended to comprise a substantial portion of an executive’s total annual compensation. The Compensation Committee’s policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including pension, insurance and other benefits, as well as the programs described below. In addition, the general compensation principles for Mafco Worldwide are applicable to the way the Compensation Committee considers and evaluates compensation for Stephen G. Taub, President and Chief Executive Officer of Mafco Worldwide. Generally, base salaries for executive officers of Mafco Worldwide are determined based upon an evaluation of the responsibilities of the position held and the experience of the individual, and by reference to historical levels of salary paid by Mafco Worldwide.

Salary.  Salary adjustments are based on a periodic evaluation of the performance of Mafco Worldwide and each executive officer, as well as financial results of the business. The Compensation Committee takes into account the effect of any corporate transaction that has been consummated during the relevant year and, where appropriate, also considers non-financial performance measures. These measures include increases in market share, manufacturing efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees. Mr. Taub received a base salary in 2008 of $1,100,000.

Annual Incentive Compensation.  The variable compensation payable annually to executive officers of Mafco Worldwide consists principally of annual incentive compensation awards. Annual incentive compensation is payable pursuant to contractual provisions applicable to Mr. Taub which provide eligibility to receive annual performance bonus awards based upon achievement of performance goals established by the Compensation Committee and set forth in his employment agreement. The performance goals are based upon the achievement of 80% to 115% of EBITDA (net income before interest and expense, income taxes, depreciation and amortization) goals set forth in Mafco Worldwide’s business plan during each calendar year and, in the case of Mr. Taub (as further described below) with a minimum based on EBITDA achievement relative to the prior year. While the Company expects Mafco Worldwide will achieve its performance targets if its management team satisfies individual and collective performance objectives, the Company is not certain Mafco Worldwide will achieve or exceed the targets.

The annual incentive compensation earned by Mr. Taub with respect to 2008 was determined in accordance with such contractual provisions. The bonus payments to Mr. Taub may not exceed $2,000,000 with respect to any calendar year. For 2008, based on achievement of the pre-set EBITDA target, a bonus of $1,210,000 was paid to Mr. Taub, in two installments: $1,155,000 was paid on January 6, 2009, and $55,000 was paid on February 20, 2009. Mafco Worldwide uses an annual incentive bonus for Mr. Taub because the primary company performance element that Mafco Worldwide’s executive officers focus on is year over year EBITDA performance.

The annual performance-based bonus was designed to be compliant with the performance-based exception of Section 162(m) of the Code. The Compensation Committee established the bonus plan and certified the results. The Company is not disclosing the performance targets and actual performance measures for these goals because they represent confidential financial information that it does not disclose to the public, and it believes that disclosure of this information would cause us competitive harm because our direct competitors would know our historic financial budgets with respect to each of our business segments. In our industry segments, such information would give our competition a particular advantage over us because we are engaged in highly competitive industries which are very sensitive to pricing decisions, customer wins and losses, and most importantly customer perception. We would be at a significant disadvantage with respect to our customers if our competitors were able to compare themselves to us or draw inferences, particularly with respect to our pricing and profit margins, from our budgets and targets. The Company believes that these performance goals are difficult to achieve for the following reason, among others: the industry in which Mafco Worldwide is involved in is a mature industry which makes growth more challenging.

In addition to the annual performance-based bonus, the Compensation Committee may award a discretionary bonus to Mr. Taub. However, the Compensation Committee did not award Mr. Taub a discretionary bonus in respect of 2008.

Harland Clarke Holdings Compensation

Harland Clarke Holdings’ executive compensation program includes the following elements:

Pay Element	What the Pay Element Rewards		Purpose of the Pay Element

Base Salary	•	Recognized leadership skills	•	Provides base level of monthly income not subject to performance risk
	•	Experience and expertise in the position
	•	Demonstrated prior achievement of Harland Clarke Holdings and personal goals	•	Makes overall pay package more competitive

Pay Element	What the Pay Element Rewards		Purpose of the Pay Element

Annual Executive Bonus Plan	•	Executive’s contributions towards Harland Clarke Holdings’ achievement of annual adjusted EBITDA target	•	Focuses executive on achievement of annual goal most important to Harland Clarke Holdings and investors
	•	Recognizes executive’s direct responsibility for Harland Clark Holdings’ annual adjusted EBITDA achievements	•	Exposes executive to risk of not receiving pay or receiving diminished pay if Harland Clarke Holdings underperforms
			•	Gives executive direct motivation to help Harland Clarke Holdings achieve annual performance targets with significant upside for achieving exceptional results

Long-Term Incentive Compensation Plan	•	Achievement of sustained growth	•	Keeps executive focused on long term growth of Harland Clarke Holdings
	•	Achievement of cumulative performance targets over a 3-year period	•	Keeps executive personally invested in the implementation of Harland Clarke Holdings’ long term growth plan

401(k) and Deferred Compensation Plan	•	Long-term service with Harland Clarke Holdings	•	Helps executive prepare for retirement
			•	Makes overall pay package more competitive
			•	Provides retention incentive

Additional Benefits and Perquisites	•	Continued service with Harland Clarke Holdings	•	Makes overall pay package more competitive
			•	Payments in-kind may foster added Harland Clarke Holdings loyalty in a way added cash pay does not

Termination Benefits	•	Continued service in circumstances under which executive’s job is at risk	•	Keeps executive focused on job and performance in best interest of Harland Clarke Holdings even if executive works himself or herself out of a job

Base Pay.  Harland Clarke Holdings determines base pay by evaluating the executive’s individual leadership competencies, achievement of personal goals in support of Harland Clarke Holdings’ objectives and position-critical skills. Management of the Company conducts this evaluation together with Mr. Dawson, where appropriate, and discusses it with the executive. Management of the Company recommends a pay level to the Compensation Committee. The Compensation Committee then decides the base pay level.

Harland Clarke Holdings increased Mr. Dawson’s salary in 2008 to $1,000,000 to reflect the transition of Mr. Dawson from President and CEO of Harland Clarke to President and CEO of Harland Clarke Holdings.

We feel that a substantial portion of an executive’s core pay (base and bonus) should be subject to the risk of not being paid if that executive is at least partially responsible for the financial performance of Harland Clarke Holdings. The analysis of how much direct responsibility Harland Clarke Holdings executives have for its performance targets determines how much of the executive’s core pay should be at risk.

Annual Executive Bonus Plan.  The amount of bonus paid to executives of Harland Clarke Holdings is tied directly to the performance of Harland Clarke Holdings and each executive’s individual performance. The 2008 annual bonus reflected the development and progress of Harland Clarke Holdings following the acquisition of John H. Harland Company in May 2007 and the subsequent reorganization of its business and corporate structure along the three business segments, Harland Clarke, HFS and Scantron. We want our annual bonus program for Harland Clarke Holdings to properly reward Mr. Dawson for his individual performance and contributions to Harland Clarke Holdings. Mr. Dawson’s bonus targets were set based on adjusted EBITDA for the principal business segment for which he was primarily responsible during 2008. We discuss adjusted EBITDA in more detail in “EBITDA As a Performance Measure” below.

The bonus plan for Harland Clarke Holdings is based on achievement of the annual adjusted EBITDA target between 90% and 145.1% for Mr. Dawson. The amount of bonus opportunity is tied to a percentage of salary increasing incrementally as performance against goal increases incrementally. If at least 90% of target is not achieved, then no bonus will be paid. The bonus was designed to be compliant with the performance-based exception of Section 162(m) of the Code. Mr. Dawson earned an executive bonus from the Company during 2008 of $1,250,000, which was paid on March 13, 2009.

EBITDA As a Performance Measure.  Adjusted EBITDA is a non-GAAP measure representing EBITDA (net income before interest expense, income taxes, depreciation and amortization) adjusted to reflect the impact of a number of items Harland Clarke Holdings does not consider indicative of its ongoing performance such as restructuring costs, certain non-operational items, group management fees, acquisition-related expenses, certain stand-alone costs and other non-cash adjustments. In certain instances, EBITDA targets are also adjusted slightly depending on the specific business segment. In addition, a measure that is very similar to adjusted EBITDA is used to measure covenant compliance under Harland Clarke Holdings’ debt agreements, and securities analysts often use adjusted EBITDA (or similar measures) to evaluate the performance of Harland Clarke Holdings. Harland Clarke Holdings believes adjusted EBITDA is the best measure of the performance of the Harland Clarke Holdings business segments for the foregoing reasons and also because it excludes acquisition-related expenses.

The M & F Worldwide Corp. 2008 Long Term Incentive Plan (the “2008 LTIP”).  The 2008 LTIP is a three-year cash-based plan tied to multiyear Harland Clarke Holdings and business segment performance, effective January 1, 2008, covering years 2008, 2009 and 2010. All payouts to the executives will be made, assuming the cumulative performance threshold is met, at the end of the three-year cycle. While the Company expects the targets under the 2008 LTIP to be met, the Company is not certain Harland Clarke Holdings will achieve or exceed the targets. Mr. Dawson participated in the M & F LTIP in 2008.

We consider the best approach to incentive compensation to include (a) establishing targets within 90 days of the beginning of each year the plan is in effect that demonstrate growth and benefit to stockholders of the Company, and (b) compensating executives only if those targets are achieved on a cumulative basis over a three-year period, thus providing a clear indication of sustained growth. We established the 2008 LTIP to reflect this approach. If a participating executive is terminated without cause, he or she would receive a pro rata payment in respect of the time elapsed, only if targets had been achieved, and the payments, if any, would be paid out at the end of the three-year cycle. No payouts will be made if actual three-year results are below 90% of the cumulative adjusted EBITDA targets. If results are between 90% and 100% of the cumulative adjusted EBITDA target, the 2008 LTIP will pay out a ratable amount between 50% and 100%. Mr. Dawson will also share in 2.3% and 2.7%, respectively, of cumulative three year excess over target, up to a maximum of 120% of cumulative adjusted EBITDA over target for business segment results and Harland Clarke Holdings results. Targets under the 2008 LTIP are bifurcated, granting awards based 50% on performance of the executive’s individual business segment and 50% on consolidated

Harland Clarke Holdings results. This structure is necessary because there are three separate and distinct business segments under Harland Clarke Holdings, each with its own challenges, risks and opportunities, but there remains the opportunity for the business segments to assist each other in their individual growth. The target payout amount to all participants in the 2008 LTIP, as approved by the Board of Directors of the Company at the end of the three-year cycle, assuming 100% of the target is achieved, is up to $16.5 million in the aggregate.

The Company is not disclosing the performance targets and actual performance measures for these goals because they represent confidential financial information that it does not disclose to the public, and it believes that disclosure of this information would cause us competitive harm because our direct competitors would know our historic financial budgets with respect to each of our business segments. In our industry segments, such information would give our competition a particular advantage over us because we are engaged in highly competitive industries which are very sensitive to pricing decisions, customer wins and losses, and most importantly customer perception. We would be at a significant disadvantage with respect to our customers if our competitors were able to compare themselves to us or draw inferences, particularly with respect to our pricing and profit margins, from our budgets and targets. The Company believes that these performance goals are difficult to achieve for the following reasons, among others: (i) the industries in which Harland Clarke Holdings is involved are mature industries which makes growth more challenging; and (ii) Harland Clarke Holdings is subject to both volatile customer wins and losses and customer bidding processes.

Other Benefits and Perquisites for Mafco Worldwide and Harland Clarke Holdings

Mafco Worldwide and Harland Clarke Holdings offer other benefits and perquisites in order to provide a competitive total compensation and benefits package. Mafco Worldwide and Harland Clarke Holdings provide certain personal benefits because they believe that personal benefits with respect to certain matters are a more effective incentive than additional salary. Executive officers participate in other benefit plans generally available to all employees on the same terms as similarly situated employees, such as group medical insurance and participation in and matching contributions through company-sponsored 401(k) plans.

Executive officers participate in other benefit plans generally available to all employees on the same terms as similarly situated employees, such as group medical insurance and participation in and matching contributions through company-sponsored 401(k) plans. Executive officers of Mafco Worldwide and Harland Clarke Holdings also receive benefits available to other officers, such as a monthly car allowance, life insurance, annual physical exams and a cell phone.

Mafco Worldwide provides tax gross-up payments to Mr. Taub in respect of the portions of disability and life insurance premium payments which are taxable income to Mr. Taub. These gross-up payments are made so that Mr. Taub receives the full economic benefit of having the Company pay the premiums for these benefits. Mr. Taub is also provided with a cell phone and annual physical exam. Mr. Taub is permitted to travel first class for business and has a time share of a jet for business travel.

Mr. Dawson, along with certain other Harland Clarke Holdings executive officers, is provided a private country club membership. Harland Clarke Holdings provides a leased car to Mr. Dawson and permits him to travel first class or by charter aircraft for business travel. Mr. Dawson is also allowed reimbursements for gas mileage. Harland Clarke Holdings provides tax gross-up payments to Mr. Dawson in respect of his personal use of the leased vehicle.

Other Important Elements of Compensation at Mafco Worldwide and Harland Clarke Holdings

Payments in connection with termination of employment without cause are in the form of severance and are set forth in an individual’s employment agreement.

Severance payments are generally provided as part of the compensation package, in line with market practices. The Company believes severance payment opportunities encourage the executive officers of its principal operating subsidiaries to continue to perform in the best interests of the Company.

Mr. Taub’s severance is intended to replace what he would have earned for the remainder of the employment term if he were terminated without cause, so the severance provisions of his employment agreement are generally designed to replace those lost amounts. The severance provided for Mr. Dawson and the formulas used have been designed to provide the basic income Mr. Dawson would need to enable him to have a smooth transition out of the Company while remaining focused on the needs of the Company at the end of his employment.

Tax treatments of annual bonuses and the 2008 LTIP affect the timing of any payout to its operating subsidiary executives. Payments may be delayed if permitted under applicable law in order to avoid accelerated or additional tax under Section 409A of the Code.

The Compensation Committee attempts to ensure full deductibility of compensation notwithstanding the limitation on the deductibility of certain compensation in excess of $1,000,000 under Section 162(m) of the Code. The Mafco Worldwide bonus plan, the Harland Clarke Holdings bonus plan, the 2008 LTIP and the Company’s stock option plans are designed so as to allow stock options and bonuses granted thereunder to be deductible under Section 162(m) of the Code. However, the Compensation Committee retains discretion to award or pay non-deductible compensation when it considers it to be in the best interests of the Company and stockholders to do so.

Role Of Executive Officers In Compensation Process

The Company’s Chief Executive Officer, in consultation with the Compensation Committee, recommends business performance targets and objectives applicable to, evaluates the performance of, and recommends compensation for Messrs. Taub and Dawson. The Company’s other principal executive officers receive no compensation from the Company. See “— Management Services Agreement and Transaction Fees” and “— Chief Executive Officer Compensation.”

Mr. Taub and Mr. Dawson each recommend business performance targets and objectives to the Company with respect to the business segments that he leads, and evaluates the performance of, and recommends compensation for, the executive officers at his business segment.

The compensation policies and decisions for all executive officers of Mafco Worldwide and Harland Clarke Holdings are evaluated within their respective business segments, in consultation with the Company. Targets are set consistent with annual budgets presented to and approved by the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this Proxy Statement with management and based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement, as well as the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, including by incorporation by reference to this Proxy Statement.

THE COMPENSATION COMMITTEE

Theo Folz, Chairman
Philip E. Beekman
Bruce Slovin

SUMMARY COMPENSATION TABLE FOR 2008

				Change In
				Pension
				Value and
			Non-Equity	Nonqualified
			Incentive	Deferred
			Plan	Compensation	All Other
Name and		Salary	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)

Barry F. Schwartz	2008	—	—	—	—	—
President & Chief	2007	—	—	—	—	—
Executive Officer	2006	—	—	—	—	—
Paul G. Savas	2008	—	—	—	—	—
EVP, Chief Financial Officer	2007	—	—	—	—	—
	2006	—	—	—	—	—
Stephen G. Taub	2008	1,100,000	1,210,000	58,652	17,795	2,386,447
President & CEO of	2007	1,025,000	1,076,250	—	19,258	2,120,508
Mafco Worldwide	2006	965,000	965,000	630	34,079	1,964,709
Charles T. Dawson	2008	993,654	1,250,000	—	248,682	2,492,336
President & CEO of	2007	840,192	5,085,508	40	151,820	6,077,560
Harland Clarke Holdings	2006	587,500	1,002,750	—	63,520	1,653,770

(1)	Messrs. Schwartz and Savas received no compensation directly or indirectly from the Company. They provided services to the Company under the terms of a management services agreement, which has been amended from time to time (see “Management Services Agreement and Transaction Fees” above). The total amount paid to MacAndrews & Forbes in 2008 and 2007 pursuant to the management services agreement was $10.0 million and $8.3 million, respectively. In addition, on June 20, 2007, the Company paid to MacAndrews & Forbes LLC a transaction bonus of $10.0 million in recognition of the services it provided to the Company in connection with the acquisition of John H. Harland Company. On February 22, 2008, the Company also paid $2.0 million to MacAndrews & Forbes LLC for services related to sourcing, analyzing, negotiating and executing the Data Management Purchase.

(2)	The compensation paid to Mr. Taub listed in this column consists of $1,210,000 paid with respect to 2008, and $1,076,250 paid with respect to 2007, pursuant to the Mafco Worldwide Bonus Plan and his employment agreement.

The compensation paid to Mr. Dawson listed in this column for 2008 consists of $1,250,000 paid with respect to 2008 under the annual Harland Clarke Senior Management Bonus Plan. The compensation earned by Mr. Dawson listed in this column for 2007 includes $4,184,474 earned by Mr. Dawson in connection with the early termination and payout of the M & F Worldwide Corp. 2005 Long Term Incentive Compensation Plan.

(3)	For 2008 for Mr. Taub, the Change in Pension Value reflects the increase in the aggregate Present Value of Accumulated Benefits, for all the pension plans, from December 31, 2007 to December 31, 2008. The Present Value of Accumulated Benefits for each date was calculated based on the benefit accumulated to that date, payable as a life annuity at age 65, and using the assumptions set forth in Notes 10 and 11, respectively, of the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2007 and December 31, 2008. See “Pensions Benefits for 2008” for additional information.

For 2007 for Mr. Taub, the aggregate Present Value of Accumulated Benefits for all the pension plans in which he participates decreased by $11,985 in 2007. The Change in Pension Value for Mr. Taub reflects the increase in the aggregate Present Value of Accumulated Benefits, for all the pension plans, from December 31, 2006 to December 31, 2007. The Present Value of Accumulated Benefits for each date was calculated based on the benefit accumulated to that date, payable as a life annuity at age 65, and using the assumptions set forth in Notes 14 and 10, respectively, of the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2006 and December 31, 2007.

(4)	The compensation paid to Mr. Taub listed in this column for 2008 includes: (i) a tax gross-up payment of $7,688 in respect of the taxable portion of disability premium payments; (ii) term life insurance premiums of $4,902; (iii) the cost to the company of $605 for a supplemental health indemnity program which reimburses out of pocket costs for Mr. Taub; and (iv) a 2% nondiscretionary employer contribution by Mafco Worldwide under its 401(k) plan of $4,600.

The compensation paid to Mr. Dawson listed in this column for 2008 includes: (i) the aggregate incremental cost to the Company of the leased vehicle and employer-provided gas of $29,305; (ii) country club fees of $6,748; (iii) term life insurance premiums of $2,296; (iv) employer contributions to the Harland Clarke Holdings Financial Freedom Plan and a supplemental non-qualified excess benefit plan, the Benefits Equalization Plan, of $197,931; and (v) other compensation in the amount of $12,402 for the tax gross-up on the personal use of a company vehicle.

The elements of compensation with respect to these executive officers are based upon, with respect to the Chief Executive Officer and Chief Financial Officer, the management services agreement as in effect during each period presented and, with respect to the other executive officers, the applicable employment contract, the 2008 LTIP, Company policy, and application of past practice, each as applicable to the respective officer.

Terms of Executive Employment Agreements

Mr. Taub.  Mr. Taub’s employment agreement, dated August 1, 2001, and amended October 31, 2006 and December 31, 2008, provides for his employment as President and Chief Executive Officer of Mafco Worldwide, commencing on August 1, 2001 initially through July 31, 2006, with a five-year evergreen renewal provision. Mafco Worldwide has the right at any time to give written notice of the non-renewal of the employment term. Upon the giving of such notice, the employment term is automatically extended so that it ends five years after the last day of the month in which the notice was given. The employment term is extended on a day-to-day basis until Mafco Worldwide gives notice of non-renewal, although in no event will the term extend beyond May 25, 2016.

The salary for Mr. Taub is set under the terms of his employment contract. For more information regarding Mr. Taub’s base salary, see “Compensation Discussion and Analysis — Mafco Worldwide Compensation — Salary”. Mr. Taub’s bonus plan is outlined in his employment contact. For more information regarding the method for determining Mr. Taub’s bonus, see “Compensation Discussion and Analysis — Mafco Worldwide Compensation — Annual Incentive Compensation”. For more information regarding the termination provisions of Mr. Taub’s employment contract, see “Potential Payments upon Termination or Change-in-Control.”

Mr. Dawson.  On February 13, 2008, Harland Clarke Holdings entered into an employment agreement with Mr. Dawson, effective as of January 1, 2008, which superseded his prior employment agreement with Harland Clarke Holdings dated as of May 29, 2007. This employment agreement, whereby Mr. Dawson is employed by Harland Clarke Holdings as President and Chief Executive Officer of Harland Clarke Holdings and the Harland Clarke Business (as defined in the employment agreement), will continue until December 31, 2010, subject to earlier termination as described in the “Potential Payments upon Termination or Change-in-Control” section below. Under this employment agreement, Mr. Dawson’s annual base salary is $1,000,000 and he is entitled to receive annual bonuses based on the attainment of a certain percentage of Harland Clarke Business EBITDA targets. Pursuant to this agreement, Mr. Dawson participates in the 2008 LTIP, for which he is eligible to receive a portion of the bonus pool attributed to the Harland Clarke Business and a portion of the bonus pool attributed to Harland Clarke Holdings. Mr. Dawson was also granted an additional portion of the bonus pool under the 2008 LTIP that is based solely on Harland Clarke Holdings results, in recognition of his increased responsibility for Harland Clarke Holdings results after taking the additional position as President and Chief Executive Officer of Harland Clarke Holdings. As a result of his new employment agreement, Mr. Dawson’s annual bonus was raised from 105% to 125% of his base salary if target is attained and increases ratably up to a maximum of 175% of his base salary if 145.1% of the targets are attained.

GRANTS OF PLAN-BASED AWARDS FOR 2008

The following table presents information with respect to each award in 2008 to a named executive officer of plan-based compensation, including annual cash awards under the Executive Bonus Plan.

		Estimated Possible Payments
		Under Non-Equity Incentive Plan Awards
Name	Award Type(1),(2)	Threshold		Target	Maximum(4)

Barry F. Schwartz	—	—		—	—
Paul G. Savas	—	—		—	—
Stephen G. Taub	Annual Bonus	$1,001,250	(5)	$1,210,000	$2,000,000
Charles T. Dawson	Annual Bonus	$900,000		$1,250,000	$1,750,000
	Segment 2008-2010 LTIP	$787,500		$1,575,000	—
	Consolidated 2008-2010 LTIP	$787,500		$1,575,000	—
	Consolidated 2008-2010 LTIP(3)	$300,000		$600,000	—

(1)	The amounts listed in this column next to the heading Annual Bonus represent the threshold, target and maximum amount which may be payable to Mr. Dawson pursuant to the annual executive bonus plan, as described in more detail above under “Harland Clarke Holdings Compensation — Annual Executive Bonus Plan.”

(2)	The amounts listed in this column next to the heading LTIP represent the threshold and target amount which may be payable in 2011 to Mr. Dawson at the end of the three-year performance period (2008-2010) pursuant to the 2008 LTIP, as described in more detail above under “Harland Clarke Holdings Compensation — The M & F Worldwide Corp. 2008 Long Term Incentive Plan (the “2008 LTIP”). The first row labeled LTIP represents the amount of the LTIP attributable to the performance of Mr. Dawson’s individual business segment at the end of the three-year performance period and the second and third row labeled LTIP represent the amount attributable to consolidated Harland Clarke Holdings results at the end of the three-year performance period.

(3)	Mr. Dawson received an additional grant under the 2008 LTIP which represents the amount attributable to consolidated Harland Clarke Holdings results at the end of the three-year performance period as a result of increased responsibilities for Harland Clarke Holdings after taking the additional position as President and Chief Executive Officer of Harland Clarke Holdings.

(4)	The 2008 LTIP, which was designed to meet the requirements of Section 162(m) of the Code, was approved by the shareholders of the Company in 2008. Under the terms of the 2008 LTIP, the maximum payout to any participant is $10 million over the three-year performance period. The actual payout to any participant is expected to be substantially lower than the maximum potential payout, which was provided for purposes of Section 162(m) of the Code.

(5)	The minimum threshold payment amount is determined in accordance with Mr. Taub’s employment agreement, which entitles Mr. Taub to a total of salary and bonus for 2008 of no less than the total salary and bonus for 2007 only if the Company’s 2008 EBITDA equals or exceeds the Company’s EBITDA for 2007.

Pursuant to his employment agreement, Mr. Taub was entitled to receive a cash performance award for 2008 performance. The estimated possible payouts are based on achievement of 80% to 115% of Mafco Worldwide’s EBITDA goals for 2008, subject to a maximum limit of $2,000,000. The minimum threshold payout amount is determined based on 2007 EBITDA achievement and is equal to $1,001,250. Mr. Taub’s performance bonus of $1,210,000, earned in respect of 2008, was paid to him in two installments: $1,155,000 on January 6, 2009 and $55,000 on February 20, 2009.

Pursuant to his employment agreement, Mr. Dawson was entitled to a cash performance award for 2008 performance of the Harland Clarke Business. The estimated possible payouts are based on achievement of 90% to 145.1% of the Harland Clarke business’ adjusted EBITDA goals for 2008. Mr. Dawson was entitled to receive as an annual bonus 125% of his base salary if target was attained, increasing ratably up to a maximum of 175% of his base salary if 145.1% of the target was attained. Mr. Dawson’s bonus of $1,250,000 with respect to 2008 was paid on March 13, 2009.

OUTSTANDING EQUITY AWARDS AT YEAR-END FOR 2008

There were no equity awards to named executive officers outstanding at December 31, 2008.

OPTION EXERCISES AND STOCK VESTED FOR 2008

No named executive exercised options or had shares vest during 2008.

PENSION BENEFITS FOR 2008

The following table shows, as of December 31, 2008 (the pension plan measurement date used for financial statement reporting purposes with respect to the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on February 27, 2009), the number of years of credited service, present value of accumulated benefit and payments during the last fiscal year with respect to Stephen G. Taub under the Mafco Replacement Pension Plan and the Mafco Restoration Plan. The present values of accumulated benefits are calculated using the methodology required by the SEC pursuant to Statement of Financial Accounting Standards No. 87, as amended by Financial Accounting Standards No. 158, applied at the earliest unreduced retirement age. The section below provides more information about the terms of the plans.

		Number of	Present Value of
		Years	Accumulated
Name	Plan Name	Credited Service	Benefit ($)(a)

Barry F. Schwartz	—	—	—
Paul G. Savas	—	—	—
Stephen G. Taub	Mafco Worldwide Corporation Replacement Defined Benefit Pension Plan	33	$64,157
	Mafco Worldwide Corporation Benefit Restoration Plan	33	$900,637
Charles T. Dawson	—	—	—

(a)	The amounts set forth in the Pension Benefits table are based on the assumptions set forth in Note 11 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on February 27, 2009. The relevant assumptions are:

•	a 6.25% discount rate; and

•	post-retirement mortality rates according to the RP-2000 Combined Healthy Participant Table, with projected mortality improvements to 2009 with Scale AA.

The amounts shown are estimates of the increase in the actuarial present value of Mr. Taub’s age-65 accrued benefit under each plan for 2008. Mr. Taub is currently eligible for early retirement because he is over 55 years old and has more than 10 years of service. He qualifies for a reduced early retirement benefit that would be approximately 37% less than his full retirement benefit. The section below provides more information about early retirement benefits.

Mafco Worldwide provides the following retirement program to eligible salaried employees:

•	The Mafco Worldwide Corporation Replacement Defined Benefit Pension Plan (“Mafco Replacement Pension Plan”), a tax-qualified defined benefit plan that provides monthly retirement benefits to all eligible employees. The plan terms are described in the section below.

•	The Mafco Worldwide Corporation Benefit Restoration Plan (“Mafco Restoration Plan”) a non-tax qualified plan that restores certain benefits that are limited by statutory limits. The plan terms are described in the section below.

•	The Mafco Worldwide Corporation Savings or Cash Option Plan for Employees (“SCOPE Plan”), a defined contribution plan qualified under Sections 401(a) and 401(k) of the Code. Eligible employees may elect to contribute a portion of their compensation to the plan. The Company annually contributes 2% of the participant’s compensation. Compensation is limited by the statutory limit ($230,000 in 2008). Subject to certain restrictions, participants may make voluntary after-tax contributions up to 10% of their aggregate compensation, and any such contributions are fully vested and non forfeitable at all times.

Mr. Taub, but no other named executive officer, participates in the Mafco Worldwide Replacement Pension Plan and Mafco Restoration Plan (together, the “Pension Plans”), as do other Mafco salaried employees.

Eligibility:  The Pension Plans cover salaried employees who are at least age 21 and have been credited with at least one thousand hours of service in any Plan Year (as defined in the Mafco Replacement Pension Plan) since the date such employee commenced employment.

Formula:  The annual amount of benefit under the Pension Plans is determined by a formula that:

•	multiplies the Average Final Compensation, less the Participant’s Primary Social Security Amount, by 50%, reducing this amount proportionally if the participant has less than 25 years of credited service (service over 25 years is ignored in the calculation);

•	subtracts the actuarial equivalent benefit of the SCOPE Plan 2% employer contribution account balance; and

•	subtracts the annual annuity amount paid under an insurance contract issued by the John Hancock Life Insurance Company, providing for annuities payable to participants in a prior pension plan sponsored by Mafco Worldwide.

Average Final Compensation:  Averages the participant’s highest three consecutive calendar years of compensation earned during the participant’s service with Mafco Worldwide.

•	Compensation includes cash wages and salaries, including overtime and bonuses, and excludes (a) fringe benefits and other items, in addition to cash wages and salaries, required to be included in taxable income, such as life insurance or stock option exercise or disposition; and (b) employer contributions to the Pension Plans or other deferred compensation plans, other than salary reductions pursuant to Section 401(k) or Section 125 of the Code.

•	The compensation factored into the benefits provided from the Mafco Replacement Pension Plan is subject to the statutory limit of $230,000 in 2008. Under the Mafco Restoration Plan, the maximum eligible compensation is limited to $500,000.

Early Retirement:  When a participant terminates on or after age 55 and completes 10 years of service, the participant can commence his pension benefit immediately, subject to “early retirement reduction,” as defined in the Pension Plans. In general, benefits are reduced by 1/2% for the first 60 months, and 1/4% for the next 60 months that benefits start prior to age 65.

Mafco Restoration Plan:  The plan covers benefits accrued on compensation above the Code’s Section 401(a)(17) compensation limit (up to $500,000 in compensation). In addition, the plan restores benefits accrued in excess of the Code’s Section 415 benefit limit of $185,000 in 2008. All other provisions follow the Mafco Replacement Pension Plan. The plan is not funded.

NONQUALIFIED DEFERRED COMPENSATION TABLE FOR 2008

	Registrant	Aggregate	Aggregate
	Contributions in	Earnings	Balance at
	Last FY	in Last FY	Last FYE
Name	($)(1)	($)	($)(2)

Barry F. Schwartz	—	—	—
Paul G. Savas	—	—	—
Stephen G. Taub	—	—	—
Charles T. Dawson	188,731	20,102	429,820

(1)	The amounts reported are included as part of “All Other Compensation” in the Summary Compensation Table.

(2)	Total balance of the executive’s account as of the end of the Company’s last fiscal year. Harland Clarke Holdings contributions to the BEP reported in the Summary Compensation Table for the prior year for Mr. Dawson are $110,767. This amount was reported in the “All Other Compensation” column.

Material Features of the Harland Clarke Holdings Deferred Compensation Plan

The Harland Clarke Holdings Deferred Compensation Plan is a non-elective, nonqualified deferred compensation plan known as the Benefits Equalization Plan, or BEP. It serves as a supplemental benefit program for employees whose Harland Clarke Holdings contributions to the 401(k) are limited due to IRS annual qualified plan contribution limits. All employees whose eligible earnings are greater than the IRS qualified plan compensation limit are automatically eligible for this benefit.

Employees may not defer income into this plan. Harland Clarke Holdings does not match contributions under its tax-qualified 401(k) plan in respect of pay above the tax-qualified plan compensation limits. Instead, it credits a notional contribution in respect of pay above the tax-qualified plan limits to the employee’s BEP account.

The BEP is an unfunded deferred compensation plan. Interest is compounded quarterly and credited to each participant’s account based upon the 10-Year U.S. Treasury Bond yield as in effect on the first business day of the plan year rounded to the next higher one-half percent, plus one percent. For plan year 2008, the rate was 5.0%. This methodology of applying interest is based on the language outlined in the BEP. Interest rates are provided annually by Mercer.

Distributions are allowed only at termination, retirement, death, or disability and are paid in a single lump sum on the first day of the seventh month following the occurrence of such a qualifying event.

Potential Payments upon Termination or Change-in-Control

Set forth below is a summary of the payments and benefits that certain named executive officers would receive upon termination of employment or upon a change in control.

Mr. Taub.  If the Company were to terminate Mr. Taub’s employment for cause, he would not become entitled to any further compensation. Pursuant to the terms of Mr. Taub’s employment agreement, cause means:

•	gross neglect of duties;

•	conviction of any felony or any lesser crime or offense involving the property of the Company or any of its subsidiaries or affiliates;

•	willful misconduct in connection with the performance of any material portion of duties, breach of any material provision of the employment agreement; or

•	any other conduct which would make continued employment materially prejudicial to the best interests of the Company.

In the case of termination of his employment without cause, Mr. Taub would become entitled to receive:

•	continued payment of his base salary and bonus for a period of five years after the termination;

•	continued participation in applicable welfare benefit plans for five years after the termination;

•	continued contribution to the employer portion of employee premiums of welfare benefit plans for a period of five years after termination;

•	continued participation in fringe benefit arrangements for five years after the termination; and

•	accrued vacation pay.

For each year during the severance period during which EBITDA achieved for the year at least equals EBITDA for the immediately preceding year, the base salary and bonus paid to Mr. Taub will be no less than the base salary and bonus paid for the preceding year. To the extent that Mr. Taub earns any compensation during the severance period, any base salary and bonus paid will be offset by such compensation.

Under Mr. Taub’s employment contract, upon a change-in-control, Mafco Worldwide will be required to purchase for Mr. Taub a single-premium annuity having the terms described under “Termination and Change In Control Schedule”.

For purposes of Mr. Taub’s agreement, a change-in-control shall have occurred if any “person” or “group” other than (a) Ronald O. Perelman or (b) any person controlled, directly or indirectly, by Ronald O. Perelman or his heirs;

•	shall acquire “beneficial ownership” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of all classes of Voting Stock of the Company then outstanding; or

•	shall have elected, or shall have caused to be elected, a sufficient number of its or their nominees to the board of directors of the Company such that the nominees so elected (whether new or continuing directors) shall constitute a majority of the board of directors of the Company.

However, Mafco Worldwide will not be required to purchase for Mr. Taub a single-premium annuity unless the change-in-control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, pursuant to Section 409A of the Internal Revenue Code, as amended, and any Treasury Regulations promulgated thereunder.

Mr. Dawson.  If the Company were to terminate Mr. Dawson’s employment for cause, he would not become entitled to any further compensation. Pursuant to the terms of Mr. Dawson’s employment agreement, cause means:

•	continued neglect of duties;

•	continued incompetence or unsatisfactory attendance;

•	conviction of any felony;

•	violation of the rules, regulations, procedures or instructions relating to the conduct of employees, directors, officers and/or consultants of Harland Clarke Holdings;

•	willful misconduct in connection with the performance of any material portion of the executive’s duties under the employment agreement;

•	breach of fiduciary obligation owed to Harland Clarke Holdings or commission of any act of fraud, embezzlement, disloyalty or defalcation, or usurpation of a Harland Clarke Holdings opportunity;

•	breach of any provision of the employment agreement, including any non-competition, non-solicitation and/or confidentiality provisions;

•	any act that has a material adverse effect upon the reputation of and/or the public confidence in Harland Clarke Holdings;

•	failure to comply with a reasonable order, policy or rule that constitutes material insubordination;

•	engaging in any discriminatory or sexually harassing behavior; or

•	using, possessing or being impaired by or under the influence of illegal drugs or the abuse of controlled substances or alcohol on the premises of Harland Clarke Holdings or any of its subsidiaries or affiliates or while working or representing Harland Clarke Holdings or any of its subsidiaries or affiliates.

In the case of termination of his employment without cause or for good reason (as defined below), Mr. Dawson would become entitled to receive:

•	continued payment of his base salary for a period of two years after the termination;

•	continued participation in applicable welfare benefit plans for 12 months after the termination;

•	continued contribution to the employer portion of employee premiums of welfare benefit plans for a period of 12 months after termination;

•	a pro rata annual bonus for the year in which termination occurred, if it would have otherwise been payable to him but for the termination of his employment, paid at the time and in the manner bonuses are paid to other Harland Clarke Holdings executives;

•	any earned but unpaid annual bonus for the year prior to the year in which termination occurred, paid at the time and in the manner bonuses are paid to other Harland Clarke Holdings executives; and

•	a pro rata amount payable, if any, under the 2008 LTIP in accordance with its terms, paid at the time and in the manner 2008 LTIP amounts are paid to other Harland Clarke Holdings executives.

Pursuant to the terms of Mr. Dawson’s employment agreement, good reason means, without the advance written consent of the executive:

•	a reduction in the executive’s base salary; or

•	a material and continuing reduction in the executive’s responsibilities, in each case which the Company fails to cure within 30 days of receiving notice from the executive of such an event.

Mr. Taub is bound by a five-year non-competition covenant and Mr. Dawson is bound by a two-year non-competition covenant as well as a two-year non-solicitation covenant. Breach of either the non-competition or the non-solicitation covenants will result in a cessation of payment of salary and premium rates under the group health benefits.

In order to receive any of the payments or benefits described above which are payable upon termination of employment, Mr. Dawson must execute an irrevocable release of claims in favor of the Company.

TERMINATION AND CHANGE IN CONTROL SCHEDULE FOR 2008

				Executive		Deferred
			Health/	Annual		Compensation
	Separation		Welfare	Bonus	Outplacement	Plan
Name &	Pay(1)	Vacation(2)	Plans(3)	Plan(4)	Assistance(5)	Balance/Pension(6)	Total
Principal Position	($)	($)	($)	($)	($)	($)	($)

Barry F. Schwartz	—	—	—	—	—	—	—
President & Chief Executive Officer
Paul G. Savas	—	—	—	—	—	—	—
EVP, Chief Financial Officer
Stephen G. Taub	5,500,000	225,961	192,538	5,500,000	—	— (7)	11,418,499
President & CEO of Mafco Worldwide
Charles T. Dawson	2,000,000	11,077	6,583	1,250,000	30,000	429,820	3,727,480
President & CEO of Harland Clarke Holdings

(1)	In the case of the termination of Mr. Taub without cause (as defined in the employment agreement), he would be entitled to receive continued payment of base salary for a period of five years. In the case of the termination of Mr. Dawson without cause or resignation for good reason (each as defined in the employment agreement), he would be entitled to receive continued payment of base salary for a period of 2 years.

(2)	As of December 31, 2008, in the event his employment terminates, Mr. Taub would be entitled to receive $225,961, which reflects the dollar value of unused vacation under the Mafco Worldwide vacation policy. Upon termination, Mr. Dawson would be entitled to his earned and unused vacation for the current year. Mr. Dawson would also be entitled to his balance of frozen vacation of $11,077.

(3)	Mr. Taub, upon his termination other than for cause (as defined in the employment agreement), would be entitled to continued participation in applicable welfare benefit plans for five years after the termination. Mr. Taub’s total assumes reasonable increases in healthcare costs over the applicable period. Mr. Dawson, upon his termination other than for cause or resignation for good reason (each as defined in the employment agreement), would be entitled to continued participation in applicable welfare benefit plans for 12 months after the termination and continued contribution by Harland Clarke Holdings to the employer portion of the employee premiums of welfare benefit plans for 12 months after the termination. The amounts set forth here for Mr. Dawson reflect employer cost for 2008 based on his enrollment in Harland Clarke Holdings’ dental, medical and vision plans as of December 31, 2008.

(4)	Mr. Taub, in the case of his termination without cause (as defined in the employment agreement), would receive annually a bonus for each year of the five-year severance period, assuming that he would have been eligible to receive such bonus (including due to the satisfaction of Mafco Worldwide’s performance targets) had he been employed at the time such bonus would normally have been paid. In calculating this amount, we assumed that the EBITDA Mafco Worldwide will have achieved over the next five years will remain stable. Mr. Dawson, in the case of his termination without cause or resignation for good reason (each as defined in the employment agreement), would be entitled to receive a prorated bonus for the year in which the termination occurred, only if he would have been eligible to receive such bonus (including due to the satisfaction of Harland Clarke Holdings’ performance targets) had he been employed at the time such bonus would normally have been paid. The amounts provided in this column assume that the bonus is paid at a level at which 100% of the target is achieved.

(5)	Standard outplacement assistance for Mr. Dawson of up to $30,000 would be paid to a mutually agreed provider of outplacement services for a 12-month outplacement program.

(6)	Upon termination, retirement, death or disability, Mr. Dawson’s total balance in his BEP would be paid in a single lump sum on the first day of the seventh month following the occurrence of such an event. These amounts reflect Mr. Dawson’s account balance as of December 31, 2008.

(7)	As disclosed above in the Pension Benefits for 2008 table, following the earlier of a change-in-control of Mafco Worldwide and May 25, 2016, Mafco Worldwide will purchase for Mr. Taub a single premium annuity providing to Mr. Taub the actuarial equivalent of the benefit under the Mafco Restoration Plan (as described above), as in effect on August 1, 2001 or on the annuitization date, whichever is greater.

DIRECTOR COMPENSATION FOR 2008

The following Director Compensation table shows all compensation paid by the Company to its directors in respect of 2008. While there are many ways to describe the value of an equity award granted to a director, SEC rules require that the Director Compensation Table show an accounting charge rather than a fair value for an equity award. The table includes, under the column “Stock Awards” the expense that the Company must recognize pursuant to Statement of Financial Accounting Standards No. 123(R) for 2008 (excluding forfeiture assumptions) in respect of outstanding stock units to the directors listed below.

	Fees Earned
	or Paid in	Stock
Name (a)	Cash ($)(b)	Awards ($)(c)		Total ($)

Ronald O. Perelman	—	—		—
Stephen G. Taub	—	—		—
Charles T. Dawson	—	—		—
Barry F. Schwartz	—	—		—
Philip E. Beekman	111,000	49,048		160,048
William Bevins	54,677	49,048		103,725
Martha L. Byorum	103,500	49,048		152,548
Viet D. Dinh	—	98,273		98,273
Jaymie A. Durnan	—	5,416		5,416
Theo W. Folz	106,000	49,048		155,048
John M. Keane	21,292	—		21,292
Paul M. Meister	—	(371,334	)(d)	(371,334)
Bruce Slovin	—	(291,300	)(d)	(291,300)
Carl B. Webb	—	44,987		44,987

(a)	Messrs. Perelman, Taub, Dawson and Schwartz received no cash compensation for their service as directors for 2008.

(b)	In 2008, directors who did not receive compensation as officers or employees of the Company or any of its affiliates were paid an annual retainer fee of $75,000 payable in monthly installments and a fee of $1,500 for each meeting of the Board of Directors or any committee (other than the Audit Committee) that they attended. Members of the Audit Committee were paid an annual Audit Committee retainer fee of $10,000, payable in monthly installments, in addition to the annual retainer fee for Board membership, and a per meeting fee of $2,000 for each meeting of the Audit Committee that they attend. The Chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee were each paid an annual retainer of $10,000, in addition to the annual retainer fee for Board membership. Effective October 1, 2008, the annual retainer fee for the Chairman of the Audit Committee was increased from $10,000 to $15,000.

(c)	Non-employee directors are eligible to participate in the Company’s Outside Directors Deferred Compensation Plan (the “Director Plan”). The Director Plan enables such directors to forego cash fees otherwise payable to them in respect of their service as a director and to have such fees credited at the end of each quarter in the form of stock units, which will be payable in the form of stock or cash, as elected by a director, when the director terminates service as a director, or at such other time as he or she elects. The Company classifies deferred directors’ compensation as a liability in the Company’s consolidated balance sheet and expenses the full value of each award at the time of grant and remeasures the liability at fair market value at the end of each measuring period until settlement. For purposes of this table, the appropriate charge is determined as of December 31, 2008. Deferred directors’ compensation is recorded as a component of selling, general and administrative expenses in the Company’s consolidated statement of operations.

On September 25, 2008, in recognition of the increased responsibilities of the Board and based upon the advice of Mercer Consulting, the Board of Directors approved a grant of $50,000 in stock units and an automatic annual grant on the date of each subsequent Annual Meeting to each of the Company’s nonemployee directors pursuant to the Director Plan.

As of December 31, 2008, there were 64,464 stock units outstanding in total related to all compensation deferred by the nonemployee directors other than Messrs. Perelman and Keane. As of December 31, 2008, 3,175, stock units were credited to the accounts of Messrs. Beekman, Bevins, Folz and Ms. Byorum, and 6,362, 19,476, 17,444 and 8,482 stock units were credited to the accounts of Messrs. Dinh, Meister, Slovin and Webb, respectively. The grant date fair value of stock unit awards granted in 2008 to Messrs. Beekman, Bevins and Folz and Ms. Byorum was $50,000, and the grant date fair value of awards granted in 2008 to Messrs. Dinh, Durnan, Meister, Slovin and Webb were $143,000, $37,145, $154,787, 157,500 and $156,500, respectively. The grant date fair value for Messrs. Dinh, Durnan, Meister, Slovin and Webb represents the grant date fair value of each grant awarded in respect of annual retainer fees to each of these individuals, in an amount equal to $18,750. With respect to Messrs. Dinh, Meister, Slovin and Webb, the grant date fair value for each of these individuals also represents the grant date fair value of each grant awarded in respect of board or committee meeting fees in an amount equal to $1,500. With respect to Messrs. Meister and Webb, the grant date fair value for each of these individuals also represents the grant date fair value of each grant awarded in respect of Audit Committee retainer fees in an amount equal to $2,500 (and $3,750 for Mr. Meister for the fourth quarter of 2008) and Audit Committee meeting fees in an amount equal to $2,000.

(d)	The negative amounts reflect the reversal of accounting charges taken in 2006 and 2007 due to a decline in the fair market value of Common Stock during 2008.

PROPOSAL 2 — RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee has selected, subject to ratification by the stockholders, Ernst & Young LLP to audit the accounts of the Company for the fiscal year ending December 31, 2009.

The ratification of the selection of Ernst & Young LLP will require the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares of Common Stock present or represented by proxy and entitled to vote thereon, a quorum being present. For this proposal, abstentions and broker non-votes will not count as “votes cast,” so they will have no effect on the outcome of the vote, other than for determination of whether a quorum exists.

Ernst & Young LLP representatives will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees.  The aggregate fees and expenses that Ernst & Young LLP billed to the Company for professional services rendered for the audit of the Company’s 2008 and 2007 annual financial statements included in the Company’s Annual Report on Form 10-K, and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods in 2008 and 2007 were $4,089,000 and $4,593,000, respectively. Audit services include fees associated with the annual audit, the audit of the Company’s internal controls under Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of the Company’s quarterly reports on Form 10-Q and statutory audits required internationally.

Audit-Related Fees.  The aggregate fees and expenses that Ernst & Young LLP billed to the Company for audit-related services rendered in 2008 and 2007 were $114,550 and $1,782,000, respectively. Audit-related services include assistance with the offering memorandum of Harland Clarke Holdings for its senior notes, assistance in responding to a comment letter from the SEC staff, due diligence services, employee benefit plan audits, and audits and reviews not required for the audit of the consolidated financial statements.

Tax Fees.  The aggregate fees and expenses that Ernst & Young LLP billed to the Company for tax services rendered in 2008 and 2007 were $103,324 and $130,000, respectively. Tax services include tax planning and tax advice.

All Other Fees.  The aggregate fees and expenses that Ernst & Young LLP billed to the Company for all other services rendered in 2008 and 2007 to the Company were $0 and $0, respectively.

Auditor Independence and Pre-Approval.  The Audit Committee considered whether any audit-related and non-audit service that Ernst & Young LLP provided were compatible with maintaining the auditors’ independence from management and the Company. It has been the Audit Committee’s policy to approve in advance the plan of audit services to be provided and an estimate of the cost for such audit services. The Audit Committee has also adopted a policy of approving in advance for each calendar year a plan of the expected services and a related budget, submitted by management, for audit-related services, tax services and other services that the Company expects the auditors to render during the year. Throughout the year, the Audit Committee is provided with updates on the services provided and the expected fees associated with each service. Any expenditure in excess of the approval limits for approved services, and any engagement of the auditors to render services in addition to those previously approved, requires advance approval by the Audit Committee. The Audit Committee approved the audit plan, all of the fees disclosed above and the services that the Company expects Ernst & Young LLP to provide in 2009.

The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to audit the accounts of the Company for the fiscal year ending December 31, 2009.

PROPOSAL 3 — REAPPROVAL OF THE 2003 STOCK INCENTIVE PLAN

The Company established the 2003 Stock Incentive Plan, effective as of October 7, 2003, after approval by its stockholders at the 2004 Annual Meeting. At the Annual Meeting, you are being asked to approve the applicable performance goals and other performance-based provisions of the 2003 Stock Incentive Plan to ensure that awards made under the 2003 Stock Incentive Plan based on the performance criteria set forth in the 2003 Stock Incentive Plan will be deductible by the Company. A copy of the 2003 Stock Incentive Plan is attached as Annex A hereto.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and guidance promulgated thereunder (collectively, “Section 162(m)”), generally do not allow a publicly held company to obtain tax deductions for compensation of more than $1.0 million paid in any year to its chief executive officer, or any of its other three most highly compensated executive officers (other than its chief financial officer) (the “Section 162(m) executive officers”), unless these payments are “performance-based” in accordance with conditions specified under Section 162(m). One of those conditions requires the Company to obtain stockholder approval of each performance criterion that a committee of outside directors may use in granting an award under the 2003 Stock Incentive Plan that is intended to satisfy the requirements of Section 162(m). In addition, if the Compensation Committee has the authority to change the targets under a performance goal after stockholder approval of the goal, the material terms of the performance goals must be disclosed and reapproved by stockholders no later than five years after the stockholder approval was first received. The Compensation Committee, which administers the 2003 Stock Incentive Plan, has the authority to change the targets with respect to awards granted under the 2003 Stock Incentive Plan.

If this proposal is approved, and if the applicable performance goals are satisfied, this proposal would enable the Company to issue awards under the 2003 Stock Incentive Plan to its Section 162(m) executive officers and to obtain tax deductions with respect to these awards, without regard to the limitations of Section 162(m). If this proposal is not approved by stockholders, compensation attributable to grants of awards under the 2003 Stock Incentive Plan to our Section 162(m) executive officers may not be tax deductible by us. Therefore, the Compensation Committee and the Board of Directors recommend that the stockholders approve in their entirety the material terms of the performance goals applicable to awards granted under the 2003 Stock Incentive Plan that are intended to satisfy the requirements of Section 162(m) as described below. The Compensation Committee reserves the right to issue awards under the 2003 Stock Incentive Plan to our Section 162(m) executive officers that are not tax deductible under Section 162(m).

Under applicable rules of the NYSE, approval of the 2003 Stock Incentive Plan requires the affirmative vote of a majority of votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal, assuming a quorum is present. Under the NYSE rules, broker non-votes will not count as “votes cast” on this proposal, so they will not count in determining whether the 50% threshold is reached (although they will otherwise have no effect on the outcome of the vote), but abstentions will count as “votes cast” on this proposal, so abstentions will have the same effect as “no” votes on this proposal.

The following is a summary of provisions of the 2003 Stock Incentive Plan and is qualified in its entirety by reference to the complete text of the 2003 Stock Incentive Plan attached to this Proxy Statement as Appendix A.

DESCRIPTION OF PRINCIPAL FEATURES OF THE 2003 STOCK INCENTIVE PLAN

The purpose of the 2003 Stock Incentive Plan is to (i) attract and retain executive personnel, key employees, directors and consultants, (ii) motivate such participants by means of performance-related incentives to achieve longer-range performance goals and (iii) enable such participants to participate in the long-term growth and financial success of the Company.

Administration

The 2003 Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee or a subcommittee thereof is an “outside director” within the meaning of Section 162(m) of the Code.

The Compensation Committee has the authority in its sole discretion, subject to and not inconsistent with the express provisions of the 2003 Stock Incentive Plan and applicable law, to (i) designate participants; (ii) determine the type or types of awards to be granted to a participant; (iii) determine the number of shares of Common Stock to be covered by awards; (iv) determine the terms and conditions of any award, including but not limited to whether the vesting or payment of all or any portion of any award may be made subject to one or more performance goals; (v) determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares of Common Stock, other securities, other awards or other property, or cancelled, forfeited, or suspended and the method or methods by which awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other securities, other awards, other property, and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Compensation Committee; (vii) interpret and administer the 2003 Stock Incentive Plan and any instrument or agreement relating to, or award made under, the 2003 Stock Incentive Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2003 Stock Incentive Plan; and (ix) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the 2003 Stock Incentive Plan.

The Compensation Committee may also determine to pay annual or other fees to non-employee directors in whole or in part in the form of awards available for grant under the 2003 Stock Incentive Plan. The Compensation Committee may delegate all, or any part, of its administrative power where consistent with applicable securities and tax law requirements. Except with respect to adjustments made under Section 4(c) of the 2003 Stock Incentive Plan in connection with certain corporate events, the Compensation Committee does not have the authority to reduce the exercise price of any option granted under the 2003 Stock Incentive Plan.

Shares Authorized

The Company has reserved 2,000,000 shares of Common Stock for issuance under the 2003 Stock Incentive Plan. 1,800,000 shares of Common Stock remain available for future grants. Such shares may consist, in whole or in part, of authorized shares and unissued shares or treasury shares. No individual may be granted stock options or stock appreciation rights under the 2003 Stock Incentive Plan in any calendar year covering more than 600,000 shares. In addition, the number of shares with respect to which restricted stock and other stock-based awards intended to qualify for the performance-based exception to the Section 162(m) deductibility limit in the Code that may be granted to any individual in any calendar year may not exceed 600,000 shares.

If an award granted under the 2003 Stock Incentive Plan is forfeited or otherwise terminates or is cancelled without the delivery of shares, then the shares underlying the award will again be available under the 2003 Stock Incentive Plan. In the event of any change in the Company’s capitalization or in the event of a corporate transaction such as a merger, consolidation, separation or similar event, the 2003 Stock Incentive Plan provides for appropriate adjustments, in the discretion of the Compensation Committee, in the number and class of shares of stock (or other property) available for issuance or grant and in the number and/or price of shares subject to awards.

Eligibility

Awards may be granted under the 2003 Stock Incentive Plan to employees, directors and consultants of the Company and its affiliates.

Performance Goals

The Compensation Committee may condition the vesting of awards granted under the 2003 Stock Incentive Plan upon the attainment of performance goals. Awards may be contingent on the Company’s attainment of one or more pre-established performance goals established by the Compensation Committee based on our attainment of any one or more of the following performance criteria:

•	return on total stockholder equity;

•	earnings per share of Common Stock (which may include the manner in which such earnings goals were met);

•	net income (before or after taxes);

•	earnings before interest, taxes, depreciation and amortization;

•	revenues;

•	return on assets;

•	market share;

•	cost reduction goals; or

•	any combination of, or specified increase in, any of the foregoing goals.

As discussed above, by making awards granted under the 2003 Stock Incentive Plan subject to the attainment of performance goals, the Compensation Committee intends that compensation paid under the 2003 Stock Incentive Plan will not be subject to the deductibility limitation imposed under Section 162(m) of the Code.

Types of Awards

The Compensation Committee may grant five types of awards under the 2003 Stock Incentive Plan: (i) options (including “qualified” or incentive stock options within the meaning of Section 422 of the Code and nonqualified options that do not qualify as incentive stock options), (ii) stock appreciation rights,

(iii) restricted stock, (iv) stock awards and (v) other stock-based awards. Each award is evidenced by an agreement which contains such provisions as the Compensation Committee may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the 2003 Stock Incentive Plan.

Stock Options

Options entitle the holder to purchase shares of Common Stock during a specified period at a purchase price specified by the Compensation Committee (but not less than the fair market value of the Common Stock on the day the option is granted for any incentive stock option). Each option granted under the 2003 Stock Incentive Plan is exercisable for a period of 10 years from the date of grant, or such lesser period as the Compensation Committee determines. Options may be exercised in whole or in part, (i) by the payment in cash or cash equivalents of the full option price of the shares purchased, (ii) by tendering unrestricted shares of Common Stock owned by the participant for at least six months that have a fair market value equal to the option price of the shares purchased, or (iii) subject to applicable law, by a broker’s cash-less exercise procedure approved by the Compensation Committee.

Stock Appreciation Rights (“SARs”)

A SAR entitles the participant, upon exercise, to an amount equal to the excess of the fair market value of a share of Common Stock over the grant price of the SAR. The grant price of each SAR is determined by the Compensation Committee. A SAR may be related to an option or unrelated. A SAR that is related to an option may only be exercised to the extent the related option is exercisable and to the extent the SAR is exercised, the number of shares subject to the related option is reduced on a one for one basis.

Restricted Stock

A restricted stock award consists of a grant of a share of Common Stock that is subject to a risk of forfeiture before the stock becomes vested. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the 2003 Stock Incentive Plan or the applicable award agreement. Dividends paid on any shares of restricted stock may be paid directly to a participant, or may be reinvested in additional shares, as determined by the Compensation Committee.

Stock Awards

A stock award is an award of shares of Common Stock that is not subject to a risk of forfeiture or transfer restrictions.

Other Stock-Based Awards

Other stock-based awards, the form of which may be determined by the Compensation Committee, are valued in whole or in part by reference to or otherwise based on shares of Common Stock.

Amendment or Termination of the 2003 Stock Incentive Plan

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2003 Stock Incentive Plan or any portion of it at any time; provided that no such amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement with which the Board of Directors deems it necessary or desirable to qualify or comply. However, the Compensation Committee may amend the 2003 Stock Incentive Plan in such manner as may be necessary to conform with local rules and regulations in any jurisdiction outside the United States.

Cancellation of Awards

The Compensation Committee may cause any award to be cancelled for a cash payment or alternative award equal in value to the fair market value of such cancelled award.

FEDERAL INCOME TAX INFORMATION

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise of awards under the 2003 Stock Incentive Plan and the disposition of shares purchased pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options

The Code requires that, for treatment of an option as a qualified option, shares of Common Stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock

A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for

U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs

No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Awards

A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the award is made over the amount the participant paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Other Stock-Based Awards

The tax treatment of other stock-based awards will depend on the terms of such awards. In general, if the award is payable in cash, the participant will recognize ordinary income at the time of payment. In general, if the award is payable in shares of Common Stock, the participant will recognize ordinary income at the time such shares are no longer subject to a substantial risk of forfeiture in an amount equal to the fair market value of the shares on that date. The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m)

In general, as noted above, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and its three other officers (other than its chief financial officer) whose compensation is disclosed in its proxy statement, subject to certain exceptions. The 2003 Stock Incentive Plan is intended to satisfy an exception with respect to grants of options to covered employees. In addition, the 2003 Stock Incentive Plan is designed to permit certain awards of restricted stock and other awards to be awarded in a manner intended to qualify under either the “performance-based compensation” exception to Section 162(m) of the Code or applicable transitional rule requirements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO REAPPROVE THE 2003 STOCK INCENTIVE PLAN.

STOCKHOLDERS ARE NOT BEING ASKED TO APPROVE ADDITIONAL SHARES FOR ISSUANCE UNDER THE 2003 STOCK INCENTIVE PLAN, TO MODIFY THE TERMS OF THE 2003 STOCK INCENTIVE PLAN, OR TO APPROVE ANY CHANGE TO ANY OF THE ANNUAL LIMITS ON GRANTS THAT CAN BE MADE UNDER THE 2003 STOCK INCENTIVE PLAN.

NEW PLAN BENEFITS

Future amounts payable to eligible participants under the 2003 Stock Incentive Plan are based upon the making of future grants and upon the satisfaction of certain performance goals in each applicable performance period and, therefore, are not determinable at this time.

EQUITY COMPENSATION AT YEAR END 2008

The following table provides information, as of December 31, 2008, regarding the securities authorized for issuance under the Company’s equity compensation plans:

Number of
	Number of		Securities Remaining
	Securities to Be		Available for Future
	Issued Upon		Issuance Under
	Exercise of	Weighted-average	Equity Compensation
	Outstanding	Exercise Price of	Plans (Excluding
	Options, Warrants	Outstanding Options,	Securities Reflected in
Plan Category	and Rights (a)	Warrants and Rights (b)	(a)) (c)

Equity Compensation Plans Approved by Security Holders	—	—	2,225,000	(1)
Equity Compensation Plans Not Approved by Security Holders	—	—	—	(2)

Total	—	—	2,225,000

(1)	Includes 1,800,000 shares under the 2003 Stock Incentive Plan, 445,000 shares under the M&F Worldwide Corp. 2000 Stock Option Plan, and 10,000 shares under the M&F Worldwide Corp. 1995 Stock Option Plan.

(2)	The number of securities remaining available for future issuance under the Director Plan cannot be determined because there is no limit to the number of deferred stock units that may be granted under the plan. For a brief description of the Director Plan, see footnote (c) in the table under “Director Compensation for 2008”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

The following table sets forth the total number of shares of Common Stock that each director of the Company, each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, the officers named in the Summary Compensation Table presented in this Proxy Statement and all directors and executive officers as a group beneficially owned as of March 31, 2009, and the percent of Common Stock so owned. Common Stock is the Company’s only outstanding voting stock. “Beneficial ownership” for this purpose is as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, a person beneficially owns a share if the person has sole or shared voting power or investment power with respect to the share or the person has the right to acquire the share within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of any power of attorney or revocation of trust, discretionary account or similar arrangement.

	Amount and Nature
	of Beneficial		Percent of
Name	Ownership		Class

MFW Holdings One LLC	7,248,000	(a)	37.5%
35 East 62nd St., New York, NY 10065
MFW Holdings Two LLC	946,000	(a)	4.9%
35 East 62nd St., New York, NY 10065
Bay Harbour Management, L.C	1,909,306	(b)	9.9%
885 Third Ave, New York, NY 10022
Dimensional Fund Advisors LP	1,639,048	(c)	8.5%
1299 Ocean Avenue, Santa Monica, CA 90401
Philip E. Beekman	10,900		*
William C. Bevins	3,175	(d)	*
Martha L. Byorum	3,175	(e)	*
Charles T. Dawson	0		*
Viet Dinh	8,347	(f)	*
Theo W. Folz	10,000		*
John M. Keane	0		*
Paul M. Meister	94,240	(g)	*
Ronald O. Perelman	8,394,000	(a)	43.4%
Paul G. Savas	1,000		*
Barry F. Schwartz	5,000		*
Bruce Slovin	70,771	(h)	*
Stephen G. Taub	0		*
Carl Webb	9,603	(i)	*
All directors and executive officers as a group (14 persons)	8,610,211	(j)	44.5%

*	Less than 1%.

(a)	All of such shares of Common Stock are beneficially owned by Ronald O. Perelman. Holdings One and Holdings Two are wholly owned subsidiaries of MacAndrews Holdings, of which Mr. Perelman owns 100%. MacAndrews Holdings may be deemed to share beneficial ownership of the 8,194,000 shares of Common Stock beneficially owned by Holdings One and Holdings Two and the 200,000 shares of Common Stock deemed beneficially owned by Mr. Perelman as a result of Mr. Perelman’s grant of restricted stock, by virtue of MacAndrews Holdings’ ownership of 100% of the common stock of

Holdings One and Holdings Two and Mr. Perelman’s 100% ownership of MacAndrews Holdings’ common stock. The shares so owned and shares of intermediate holding companies are, or may from time to time be, pledged to secure obligations of MacAndrews Holdings or its affiliates.

(b)	Beneficial ownership is based on a statement on Schedule 13G/A filed by Bay Harbour Management, L.C. on February 13, 2009.

(c)	Beneficial ownership is based on a statement on Schedule 13G/A filed by Dimensional Fund Advisors LP on February 9, 2009.

(d)	Represents 3,175 shares that may be deemed to be beneficially owned by Mr. Bevins as a result of his participation in the Director Plan.

(e)	Represents 3,175 shares that may be deemed to be beneficially owned by Ms. Byorum as a result of her participation in the Director Plan.

(f)	Represents 8,347 shares that may be deemed to be beneficially owned by Mr. Dinh as a result of his participation in the Director Plan.

(g)	Includes 21,824 shares that may be deemed to be beneficially owned by Mr. Meister as a result of his participation in the Director Plan.

(h)	Of the shares set forth in the table, 25,000 are held in trust for the benefit of a minor child and 16,000 shares are owned directly by the wife of Mr. Slovin. Mr. Slovin disclaims beneficial ownership of such 41,000 shares. Includes 19,771 shares that may be deemed to be beneficially owned by Mr. Slovin as a result of his participation in the Director Plan.

(i)	Represents 9,603 shares that may be deemed to be beneficially owned by Mr. Webb as a result of his participation in the Director Plan.

(j)	Includes shares of Common Stock indirectly owned by Mr. Perelman through MacAndrews Holdings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Code of Business Conduct (the “Code of Conduct”) covers transactions and other activities by employees of the Company and its subsidiaries that give rise to conflicts of interest. The conflicts of interest policy in the Code of Conduct limits or prohibits, among other things, transactions between the employee and the Company and transactions by the employee with (and employment with or substantial investments in) an enterprise that is a present or potential supplier, customer or competitor, or that engages or may engage in any other business with the Company. In addition, the policy also prohibits employees from appropriating for personal benefit business opportunities that should be first offered to the Company. The Code of Conduct also limits similar transactions by family members of employees. Any waivers of the Code of Conduct must be approved by either the Board of Directors or the Audit Committee of the Company. As a Delaware corporation, the Company is also subject to the requirement for disinterested director or shareholder approval of transactions by the Company with its directors and officers, as set forth in Section 144 of the Delaware General Corporation Law.

Transfer Agreement.  In 1995, a subsidiary of MacAndrews & Forbes, the Company and two of the Company’s subsidiaries entered into a transfer agreement (the “Transfer Agreement”). Pneumo Abex LLC (together with its predecessor in interest Pneumo Abex Corporation, “Pneumo Abex”), an indirect, wholly owned subsidiary of the Company, has various contingent liabilities, most of which are indemnified by third parties. Among the indemnified liabilities are certain environmental and asbestos-related claims, as well as certain tax and other matters. Under the Transfer Agreement, Pneumo Abex retained the assets and liabilities relating to its former Abex NWL Aerospace Division, as well as certain contingent liabilities and the related assets, including its historical insurance and indemnification arrangements. Pneumo Abex transferred substantially all of its other assets and liabilities to a subsidiary of MacAndrews & Forbes. The Transfer Agreement provides for appropriate transfer, indemnification and tax sharing arrangements, in a manner consistent with applicable law and existing contractual arrangements.

The Transfer Agreement requires such subsidiary of MacAndrews & Forbes to undertake certain administrative and funding obligations with respect to certain categories of asbestos-related claims and other liabilities, including environmental claims, retained by Pneumo Abex. Pneumo Abex must reimburse the amounts so funded only when it receives amounts under related indemnification and insurance agreements. Such administrative and funding obligations would be terminated as to these categories of asbestos-related claims in the case of a bankruptcy of Pneumo Abex or the Company or of certain other events affecting the availability of coverage for such claims from third-party indemnitors and insurers. In the event of certain kinds of disputes with Pneumo Abex’s indemnitors regarding their indemnities, the Transfer Agreement permits Pneumo Abex to require such subsidiary to fund 50% of the costs of resolving the disputes.

The Company/Mafco Consolidated Registration Rights Agreement.  Mafco Consolidated Group LLC, a Delaware limited liability company and the successor by conversion to Mafco Consolidated Group Inc. (“Mafco Consolidated”), and the Company are parties to a registration rights agreement (as amended, the “Company/Mafco Consolidated Registration Rights Agreement” providing Mafco Consolidated with the right to require the Company to use its best efforts to register under the Securities Act of 1933 (the “Securities Act”), and the securities or blue sky laws of any jurisdiction designated by Mafco Consolidated, all or portion of the issued and outstanding Common Stock owned by Mafco Consolidated or any of its affiliates (the “Registrable Shares”). Such demand rights are subject to the conditions that the Company is not required to (1) effect a demand registration more than once in any 12-month period, (2) effect more than one demand registration with respect to the Registrable Shares, or (3) file a registration statement during periods (not to exceed three months) (a) when the Company is contemplating a public offering, (b) when the Company is in possession of certain material non-public information, or (c) when audited financial statements are not available and their inclusion in a registration statement is required. In addition, and subject to certain conditions described in the Company/Mafco Consolidated Registration Rights Agreement, if at any time the Company proposes to register under the Securities Act an offering of Common Stock or any other class of equity securities, then Mafco Consolidated will have the right to require the Company to use its best efforts to effect the registration under the Securities Act and the securities or blue sky laws of any jurisdiction designated by Mafco Consolidated of all or a portion of the Registrable Shares as designated by Mafco Consolidated. The Company is responsible for all expenses relating to the performance of, or compliance with, the Company/Mafco Consolidated Registration Rights Agreement except that the seller of the Registrable Shares is responsible for underwriters’ discounts and selling commissions with respect to the Registrable Shares it sells. Mafco Consolidated, Holdings One and Holdings Two are each wholly owned subsidiaries of MacAndrews Holdings, and the shares of Common Stock held by Holdings One and Holdings Two are Registrable Shares under the Company/Mafco Consolidated Registration Rights Agreement.

Management Services Agreement and Transaction Fees.  Since 2005, MacAndrews & Forbes LLC has provided the services of the Company’s Chief Executive Officer and Chief Financial Officer, as well as other management, advisory, transactional, corporate finance, legal, risk management, tax and accounting services pursuant to the terms of a management services agreement, which has been amended from time to time. Under the terms of the management services agreement, the Company pays MacAndrews & Forbes LLC an annual fee for these services. The annual rate is currently $10.0 million. The fee was set at an annual rate of $5.0 million for the period July 1, 2006 to April 30, 2007 and at an annual rate of $1.5 million for periods prior to July 1, 2006. In 2008, 2007 and 2006, the Company paid to MacAndrews & Forbes LLC $10.0 million, $8.33 million and $3.25 million, respectively, for the services provided pursuant to the management services agreement.

The management services agreement renews year to year, unless either party gives the other party written notice at least 90 days prior to the end of the initial term or a subsequent renewal period. The management services agreement will also terminate in the event that MacAndrews & Forbes LLC or its affiliates no longer in the aggregate retain beneficial ownership of 10% or more of the outstanding Common Stock of the Company. The Management Services Agreement also contains customary indemnities covering MacAndrews & Forbes LLC and its affiliates and personnel.

The Company paid $10.0 million to MacAndrews & Forbes in the second quarter of 2007 for services related to sourcing, analyzing, negotiating and executing the acquisition of John H. Harland Company. In addition, in February 2008, the Company paid $2.0 million to MacAndrews & Forbes for services related to sourcing, analyzing, negotiating and executing the Data Management Purchase.

Restricted Stock Grant.  On May 30, 2007, the Company issued 200,000 shares of restricted common stock to Ronald O. Perelman under the Company’s 2003 Stock Incentive Plan (the “Restricted Stock”). Mr. Perelman is the Chairman of the Company’s Board of Directors and is the sole stockholder of MacAndrews Holdings. The Restricted Stock vests in equal installments on each of the first three anniversaries of the issuance date, provided that from the issuance date to each such vesting date, Mr. Perelman continues to provide services to the Company as a director, officer or consultant. The Restricted Stock will vest 100% upon the occurrence of a change in control of the Company.

MacAndrews & Forbes Insurance Programs.  The Company participates in MacAndrews Holdings’ directors and officers insurance program, which covers the Company as well as MacAndrews Holdings’ other affiliates. The limits of coverage are available on aggregate losses to any or all of the participating companies and their respective directors and officers. The Company reimburses MacAndrews & Forbes for its allocable portion of the premiums for such coverage, which the Company believes is more favorable than premiums the Company could secure were it to secure its own coverage. In December 2008, the Company elected to participate in third party financing arrangements, together with MacAndrews & Forbes and certain of MacAndrews Holdings’ affiliates, to finance a portion of premium payments. The financing arrangements require the Company to make future fixed payments totaling $1.3 million through June 2011 with interest rates ranging from 6.4% to 7.5%.

At December 31, 2008, the Company recorded prepaid expenses and other assets of $1.7 million and $1.7 million and other current liabilities and other liabilities of $0.7 million and $0.6 million, respectively, relating to the directors and officers insurance programs and financing arrangements. At December 31, 2007, the Company recorded prepaid expenses and other assets of $1.5 million and $1.0 million, respectively, relating to the directors and officers insurance program. The Company paid $0.6 million and $0.4 million to

MacAndrews Holdings in 2008 and 2007, respectively, under the insurance programs, including amounts due under the financing arrangements. No payments to MacAndrews Holdings were made in 2006 under the insurance program.

Security Services.  Allied Security Holdings LLC (“Allied”) provides contract security officer services to Mafco Worldwide and Harland Clarke Holdings. Allied was an affiliate of MacAndrews Holdings until August 2008. Mafco Worldwide and Harland Clarke Holdings made aggregate payments to Allied Security for such services of approximately $0.1 million and $0.6 million, respectively, through August 2008, $0.2 million and $0.9 million, respectively, for the full fiscal year 2007 and $0.2 million and $0.1 million, respectively, for the full fiscal year 2006, which the Company believes is competitive with industry rates for similarly situated security firms and as favorable as terms that could have been obtained from an unrelated party in an arms-length transaction.

Tax Sharing Agreement.  On December 15, 2005, the Company and each of the direct parent companies of Harland Clarke Holdings and Mafco Worldwide entered into a tax sharing agreement (the “Tax Sharing Agreement”) whereby the Company elects to file consolidated federal income tax returns on behalf of Harland Clarke Holdings, Mafco Worldwide and their respective affiliated subsidiaries as well as certain other subsidiaries of the Company. Under the Tax Sharing Agreement, each of Harland Clarke Holdings and Mafco Worldwide will make quarterly payments to the Company. These payments generally are based on the applicable federal income tax liability that Harland Clarke Holdings and Mafco Worldwide and their respective affiliated subsidiaries would have had for each taxable period if Harland Clarke Holdings or Mafco Worldwide, as the case may be, had not been included in the Company’s consolidated group. Similar provisions apply with respect to any foreign, state or local income or franchise tax returns filed by any Company consolidated, combined or unitary group for each year that Harland Clarke Holdings, Mafco Worldwide or any of their respective subsidiaries, as the case may be, is included in any such group for foreign, state or local tax purposes. During 2008, 2007 and 2006, Harland Clarke Holdings made payments totaling $57.4 million, $5.3 million and $19.3 million, respectively, to the Company pursuant to the terms of Tax Sharing Agreement. During 2008, 2007 and 2006, Mafco Worldwide made payments totaling $0.3 million, $0.04 million and $2.2 million, respectively, to the Company pursuant to the terms of Tax Sharing Agreement.

Stockholders Agreement.  On January 20, 2009, the Company and MacAndrews Holdings entered into a Stockholders Agreement. Pursuant to the Stockholders Agreement, MacAndrews Holdings agreed to provide advance notice and make certain representations and warranties to the Company in the event of certain future acquisitions of Common Stock of the Company. In addition, MacAndrews Holdings agreed that, so long as the Company has public equity securities outstanding, MacAndrews Holdings would use its best efforts to assure that the Company will continue to maintain a Board of Directors comprised of a majority of independent directors (under applicable stock exchange rules) and nominating and compensation committees comprised solely of independent directors.

ADDITIONAL INFORMATION

The Company will make available a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and any Quarterly Report on Form 10-Q filed thereafter, without charge, upon written request to the Secretary, M & F Worldwide Corp., 35 East 62nd Street, New York, New York 10065. Each such request must set forth a good faith representation that, as of the Record Date, April 15, 2009, the person making the request was a beneficial owner of Common Stock entitled to vote. In order to ensure timely delivery of such documents prior to the Annual Meeting, any such request should be made promptly to the Company. A copy of any exhibit to the Annual Report on Form 10-K may be obtained upon written request by a stockholder (for a fee limited to the Company’s reasonable expenses in furnishing such exhibit) to the Secretary, M & F Worldwide Corp., 35 East 62nd Street, New York, New York 10065.

For your convenience, please note that the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q are available on the Company’s website at http://www.mandfworldwide.com, as well as on the SEC’s website at http://www.sec.gov.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, any holder of at least $2,000 in market value of Common Stock who has held such securities for at least one year and who desires to have a proposal presented in the Company’s proxy material for use in connection with the annual meeting of stockholders to be held in 2010 must transmit that proposal (along with his or her name, address, the number of shares of Common Stock that he or she holds of record or beneficially, the dates upon which the shares of Common Stock were acquired, documentary support for a claim of beneficial ownership and a statement of willingness to hold such Common Stock through the date of the annual meeting of stockholders to be held in 2010) in writing to the Secretary, M & F Worldwide Corp., 35 East 62nd Street, New York, New York 10065, not less than 120 calendar days before the first anniversary of the date of this Proxy Statement. In accordance with the Company’s Amended and Restated By-laws, assuming the annual meeting of stockholders to be held in 2010 is within 30 days before or after the first anniversary date of the Annual Meeting, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act (which the Company will not be required to include in its proxy material) must be submitted not later than March 22, 2010 and not earlier than February 20, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers, directors and 10% stockholders may be required under the Exchange Act to file reports of ownership and changes in ownership with the NYSE and the SEC. Copies of these reports also must be furnished to the Company.

Based solely upon a review of copies of such reports furnished to the Company through the date hereof and written representations as to transactions consummated by the Company’s executive officers, directors and 10% holders during the year, if any, the Company believes that all Section 16 filing requirements applicable to its executive officers, directors and 10% holders were complied with during 2008.

OTHER BUSINESS

The Company knows of no other matter that may come before the Annual Meeting. However, if any such matter properly comes before the meeting, the individuals named in the proxies will vote on such matters in accordance with their best judgment.

April 28, 2009

By Order of the Board of Directors,

M & F WORLDWIDE CORP.

APPENDIX A

M & F WORLDWIDE CORP. 2003 STOCK INCENTIVE PLAN

Section 1.  Purpose.  The purposes of the M & F Worldwide Corp. 2003 Stock Incentive Plan are to promote the interests of M & F Worldwide Corp. (the “Company”) and its stockholders by (i) attracting and retaining qualified directors, executive personnel, other key employees and consultants of the Company and its Affiliates, as defined below; (ii) motivating such directors, employees and consultants by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such directors, employees and consultants to participate in the long-term growth and financial success of the Company.

Section 2.  Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Stock Award or Other Stock-Based Award granted under the Plan.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the compensation committee of the Board, which shall be composed at all times of persons who are “outside directors” as defined in Section 162(m) of the Code.

“Company” shall mean M & F Worldwide Corp., together with any successor thereto.

“Disability” shall mean permanent disability as determined pursuant to the Company’s or the applicable Affiliate’s long-term disability plan or policy, in effect at the time of such Disability.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share as of a particular date shall mean (i) the closing price per share of Common Stock on a national securities exchange or on the NASDAQ stock market for the last preceding date on which there was a sale of Shares on such exchange, or (ii) if the Shares are then traded on any other over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of Shares in such market or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan, that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto, and that is identified in an Award Agreement as an Incentive Stock Option.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean an Award granted under Section 10 of the Plan.

“Participant” shall mean any director, officer or employee of the Company or any Affiliate, or any consultant to the Company or any Affiliate (provided that such consultant is an individual) selected by the Committee to receive an Award under the Plan.

“Performance Goals” shall mean one or more of the following pre-established criteria, determined in accordance with generally accepted accounting principles, where applicable: (i) return on total stockholder equity; (ii) earnings per Share (which may include the manner in which such earnings goals were met); (iii) net income (before or after taxes); (iv) earnings before interest, taxes, depreciation and amortization; (v) revenues; (vi) return on assets; (vii) market share; (viii) cost reduction goals; or (ix) any combination of, or a specified increase in, any of the foregoing. The Committee shall have the authority to make equitable adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

“Permitted Transferee” means (i) any of the Participant’s immediate family members (any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother in law, father in law, son in law, daughter in law, brother in law or sister in law, including adoptive relationships of the Participant, any person sharing the Participant’s household (other than a tenant or employee)), (ii) any trust in which the Participant or the Participant’s immediate family members have more than 50% of the beneficial interest, (iii) any foundation in which the Participant or the Participant’s immediate family members control the management of the assets or (iv) any other entity in which the Participant or the Participant’s immediate family members own more than 50% of the voting interests.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” shall mean the M & F Worldwide Corp. 2003 Stock Incentive Plan.

“Related SAR” shall mean a SAR that is related to an Option.

“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” shall mean shares of the Common Stock, par value $.01 per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

“Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under Section 7 of the Plan.

“Stock Award” shall mean an Award of one or more unrestricted Shares granted to a Participant under Section 9 of the Plan.

“Ten Percent Shareholder” shall mean a Participant who, at the time an Incentive Stock Option is granted, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates.

Section 3.  Administration.

(a)  The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by Awards; (iv) determine the terms and conditions of any Award, including but not limited to whether the vesting or payment of all or any portion of any Award may be made subject to one or more Performance Goals; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or

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suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(c)  Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

(d)  Subject to Section 4(c), the Committee shall not have the authority to take any action which has the effect of reducing the exercise price of an Option previously granted.

(e)  The Committee is appointed by the Board and serves for a period of time as determined by the Board. Committee members may be removed by action of the Board. The full Board shall also have the authority, in its discretion, to grant Awards and to administer the Plan. For all purposes under the Plan, any entity which performs the duties described herein shall be referred to as the “Committee.”

Section 4.  Shares Available for Awards.

(a)  Shares Available.  Subject to adjustment as provided in Section 4(c), the aggregate number of Shares with respect to which Awards may be granted under the Plan shall not exceed 2,000,000. If, after the effective date of the Plan, any Award is forfeited or otherwise terminates or is cancelled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which Awards may be granted.

(b)  Individual Limits.  Subject to adjustment as provided in Section 4(c), no individual shall be granted Options or SARs during any calendar year with respect to more than 600,000 Shares. In addition, for any calendar year, the aggregate number of Shares subject to Restricted Stock or Other Stock-Based Awards granted to any individual that are intended to be “performance-based compensation” within the meaning of Section 162(m) of the Code shall not exceed 600,000 Shares, subject to adjustment as provided in Section 4(c). The aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are granted under the Plan or any other option plan of the Company or any Affiliate become exercisable for the first time by any Participant during any calendar year shall not exceed $100,000.

(c)  Adjustments.  In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or

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other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, in aggregate or to any individual, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

(d)  Sources of Shares Deliverable Under Awards.  Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

Section 5.  Eligibility.  Any employee, including any officer or employee-director of the Company or any Affiliate, any director of the Company and any consultant to the Company who is an individual shall be eligible to be designated a Participant, except that only employees of the Company or an Affiliate that qualifies as a “parent corporation” of the Company (within the meaning of Section 424(e) of the Code and applicable regulations) or “subsidiary corporation” of the Company (within the meaning of Section 424(f) of the Code and applicable regulations) shall be eligible for the grant of Incentive Stock Options.

Section 6.  Stock Options.

(a)  Grant.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

(b)  Exercise Price.  The Committee shall establish the exercise price at the time each Option is granted, which price for an Incentive Stock Option shall not be less than 100% of the Fair Market Value per Share on the date of grant. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the exercise price shall not be less than 110% of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option.

(c)  Exercise.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to Section 7(a) upon exercise of a Related SAR), with respect to a number of Shares shall cause the automatic and immediate cancellation of any Related SARs to the extent of the number of Shares subject to such Option which is so exercised, cancelled, terminated or expired. An Option may not be exercised at any time as to fewer than 100 Shares (or such number as to which the Option is then exercisable if such number of Shares is less than 100).

(d)  Payment.  No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made as follows: (i) in cash or its equivalent; (ii) if and to the extent permitted by the Committee, by tendering to the Company already owned unrestricted Shares that have been held for at least six months; (iii) to the extent permitted under applicable law, pursuant to a broker’s cashless exercise procedure approved by the Committee; or (iv) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares tendered to the Company as of the date of such tender is at least equal to such exercise price.

(e)  Term.  The exercise period shall be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed five years from the date of grant to a Ten Percent Shareholder or ten years from the date of grant to any other Participant.

Section 7.  Stock Appreciation Rights.

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(a)  Related SARs.  The Committee may grant a Related SAR in connection with all or any part of an Option granted under the Plan, either at the time such Option is granted or at any time thereafter prior to the exercise, termination or cancellation of such Option, and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, consistent with the terms and provisions of the Plan. The holder of a Related SAR shall, subject to the terms and conditions of the Plan and the applicable Award Agreement, have the right by exercise thereof to surrender to the Company for cancellation all or a portion of such Related SAR, but only to the extent that the related Option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate Fair Market Value of the Shares subject to the Related SAR or portion thereof surrendered (determined as of the exercise date), over (ii) the aggregate appreciation base of the Shares subject to the SAR or portion thereof surrendered. Upon any exercise of a Related SAR or any portion thereof, the number of Shares subject to the related Option shall be reduced by the number of Shares in respect of which such Related SAR shall have been exercised.

(b)  Unrelated SARs.  The Committee may grant unrelated Stock Appreciation Rights in such amount and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. The holder of an unrelated SAR shall, subject to the terms and conditions of the Plan and the applicable Agreement, have the right to surrender to the Company for cancellation all or a portion of such SAR, but only to the extent that such SAR is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate Fair Market Value of the Shares subject to the Stock Appreciation Right or portion thereof surrendered (determined as of the exercise date), over (ii) the aggregate appreciation base of the Shares subject to the SAR or portion thereof surrendered.

(c)  Conditions.  The grant or exercisability of any Stock Appreciation Right shall be subject to such conditions as the Committee, in its sole discretion, shall determine.

Section 8.  Restricted Stock.

(a)  Grant.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards, including, but not limited to, determining whether the vesting of any such Award may be, in whole or in part, subject to the attainment of one or more Performance Goals.

(b)  Transfer Restrictions.  Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award Agreement. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(c)  Dividends.  Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, or may be reinvested in additional Shares, as determined by the Committee in its sole discretion.

Section 9.  Stock Award.  In the event that the Committee grants a Stock Award, a certificate for the Shares comprising such Stock Award shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Award is payable.

Section 10.  Other Stock-Based Awards.  Other Stock-Based Awards, the form of which is to be determined by the Committee, shall be valued in whole or in part by reference to or otherwise based on Shares. Other Stock-Based Awards may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom and the time or times at which such Other Stock-Based Awards shall be

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granted, the number of Shares to be made subject to such Other Stock-Based Awards and all other conditions of such Other Stock-Based Awards, including, but not limited to, determining whether the vesting or payment of any portion of any such Other Stock-Based Award will be subject to the attainment of one or more Performance Goals.

Section 11.  Director Fees.  In the Committee’s discretion, annual or other fees paid to non-employee directors may be paid in whole or in part in the form of Awards.

Section 12.  Amendment and Termination.

(a)  Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

(b)  Amendments to Awards.  The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that, except as otherwise provided in the Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(c)  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the capitalization of the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)  Termination of Employment or Service Except for Death or Disability.  Unless otherwise provided by the Committee or by an employment contract between the Participant and the Company or any Affiliate, upon termination of a Participant’s employment or service with the Company or an Affiliate for any reason except death or Disability, the outstanding unvested Awards of such Participant, to the extent not then vested, shall terminate immediately upon the termination of such employment or service. For purposes of the Plan, a transfer of a Participant’s employment between the Company and an Affiliate shall not be deemed to be a termination of employment or service for purposes of this Section 12(d). If an Affiliate by which the Participant is employed or to which the Participant is a service provider ceases to be an Affiliate of the Company, such cessation will be deemed to be a termination of Participant’s employment or service with the Company and its Affiliates for purposes of this Section 12(d). Unless otherwise provided by the Committee, any and all vested Options and SARs held by a Participant at the time of termination which have not been exercised by the Participant within three months after the date of termination shall expire and be forfeited. The Committee may specify longer or shorter post-termination exercise periods for vested Options and SARs; provided, however, that any Incentive Stock Options so exercisable that are not exercised within three months after termination of employment with the Company shall not be eligible for treatment under Section 421(a) of the Code and shall be treated as Non-Qualified Stock Options; and provided further, however, that no Option or SAR may be exercised after the expiration date specified in the Award Agreement.

(e)  Termination of Employment or Service due to Death or Disability.  Unless otherwise provided by the Committee, in the event that a Participant’s employment or service with the Company or Affiliate terminates due to the Participant’s death or Disability, Options, SARs and Restricted Stock held by the

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Participant shall become immediately vested and exercisable and all such Options and SARs shall remain exercisable for one year after the date of death or termination and shall terminate thereafter; provided, however, that in no event shall any such Option or SARs be exercisable after the expiration date specified in the Award Agreement.

(f)  Cancellation.  Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be cancelled in consideration of a cash payment or alternative Award made to the holder of such cancelled Award equal in value to the Fair Market Value of such cancelled Award.

Section 13.  General Provisions.

(a)  Nontransferability.

(i)  Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime.

(ii)  No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation by a Participant of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the foregoing, during the Participant’s lifetime, the Committee may, in its sole discretion, permit the transfer of certain Awards by a Participant to a Permitted Transferee, subject to any conditions that the Committee may prescribe, provided that no such transfer by any Participant may be made in exchange for consideration.

(b)  Compliance with Guidelines.  Awards granted to directors and officers of the Company may, in the Committee’s discretion, be subject to such additional terms and conditions as the Committee deems desirable for purposes of compliance with any equity ownership guidelines that the Company may establish for its directors and certain of its officers from time to time.

(c)  No Rights to Awards.  No employee, director or consultant of the Company or any Affiliate, or any Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(d)  Share Certificates.  All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e)  Withholding.  Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Subject to the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering already owned unrestricted Shares that have been held for at least six months, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. To the extent permitted under applicable law, the Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting or exercise of any Award.

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(f)  Award Agreements.  Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of a change in control of the Company.

(g)  No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Stock Appreciation Rights, Restricted Sock, Stock Awards and Other Stock-Based Awards (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h)  No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i)  No Rights as Stockholder.  Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(j)  Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

(k)  Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l)  Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

(m)  No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(n)  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

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(o)  Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 14.  Term of the Plan.

(a)  Effective Date.  The Plan shall be effective as of the date of its adoption by the Board, but the Plan (and any Awards granted thereunder) shall be subject to the approval of the stockholders of the Company, which approval must occur within twelve months after the date the Plan is adopted by the Board.

(b)  Expiration Date.  No Award shall be granted under the Plan after the tenth anniversary of the effective date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the effective date.

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M & F WORLDWIDE CORP. COMMON STOCK THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD ON MAY 21, 2009 The undersigned appoints Barry F. Schwartz, Michael C. Borofsky and Edward P. Taibi, and each of them, attorneys and proxies, each with power of substitution, to vote all shares of Common Stock of M & F Worldwide Corp. (the “Company”) that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 21, 2009 on the proposals set forth on the reverse side hereof and on such other matters as may properly come before the meeting and any adjournments or postponements thereof. The proxy holders will vote the shares represented by this proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the proxy holders will vote such shares “FOR” election of the persons nominated as directors by the Board of Directors; “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for 2009 and “FOR” approval of the M&F Worldwide 2003 Stock Incentive Plan for purposes of allowing compensation paid pursuant to the Plan to be deductible under Section 162(m) of the Code. If any further matters properly come before the Annual Meeting, it is the intention of the persons named above to vote such proxies in accordance with their best judgment. (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF M & F WORLDWIDE CORP. May 21, 2009 Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 21, 2009. The proxy statement and our Annual Report on Form 10-K are available at http://mandfworldwide.com/Financial_reporting/proxy_materials.htm Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. — 20430300000000000000 2 052109 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect as directors of M & F Worldwide Corp. (the “Company”) for FOR AGAINST ABSTAIN terms expiring in 2012 and until their successors are duly elected and 2. To ratify the selection of Ernst & Young LLP as the Company’s qualified. independent auditors for 2009. NOMINEES: FOR ALL NOMINEES O Charles T. Dawson O Paul M. Meister O 3. To approve the M&F Worldwide 2003 Stock Incentive Plan for WITHHOLD AUTHORITY Barry F. Schwartz FOR ALL NOMINEES O purposes of allowing compensation paid pursuant to the Plan to Carl B. Webb be deductable under Section 162(m) of the Code. FOR ALL EXCEPT
(See instructions below) 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. INSTRUCTIONS:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.